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                                                                EXHIBIT 10.38

                              CAPITAL CONTRIBUTION
                                    AGREEMENT


     THIS CAPITAL CONTRIBUTION AGREEMENT (the "Agreement") is dated for reference and made effective as of March 28, 1996, by and between RIVERSIDE HOTEL PARTNERS, INC., a California corporation (the "Owner"), and SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership ("Sunstone"), whose sole general partner is SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation operating as a self-advised real estate investment trust ("SHII").


                                    RECITALS


         WHEREAS, Owner is the owner of the Courtyard by Marriott Hotel in Riverside, California (the "Property"), as conveyed by Corporation Grant Deed dated June 1, 1994, and recorded on June 10, 1994, at Reception No. 239078, Riverside County, California (the "Grant Deed - 1994"), and by Bill of Sale dated June 10, 1994, from Riverside Hotel Management, Inc., a Delaware corporation, to Owner; and

         WHEREAS, Owner is a California corporation whose sole shareholders are Robert A. Alter ("Alter") and Charles L. Biederman ("Biederman"); and

         WHEREAS, on August 16, 1995, Sunstone and Alter and Biederman, and certain affiliates of Alter and Biederman including Owner, entered into and executed a certain Right of First Refusal and Option to Purchase agreement (the "Option Agreement"), by which, inter alia, Sunstone was granted the option to acquire the Property; and

         WHEREAS, on November 14, 1995, Sunstone gave written notice to Owner of the election by Sunstone under Section 8 of the Option Agreement to acquire the Property; and

         WHEREAS, the Option Agreement provides in Sections 8(b) and 1(e) that the consideration for the acquisition of the Property by Sunstone shall be the "Courtyard Hotel Purchase Price," which is equal to the lesser of (A) $4.5 million, or (B) a purchase price calculated as the Net Operating Income divided by a capitalization rate of eleven percent (11%); and

         WHEREAS, the Option Agreement did not further set forth the terms, conditions, procedures, and performances for the acquisition by Sunstone of the Property from Owner, and it is therefore the intent of Owner and Sunstone by this Agreement to supplement the Option Agreement and set forth certain matters with respect to such acquisition.


                                    AGREEMENT

         In furtherance of the Option Agreement and the election by Sunstone thereunder to purchase the Property, and in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, the Owner and Sunstone agree as follows:


                             ARTICLE 1. DEFINITIONS

         Wherever used in this Agreement, the following terms have the meanings set forth in this Article 1:

         "Appurtenances" shall mean all of Owner's right, title and interest in all rights of way, drives, rights in adjoining streets, sidewalks, alleyways, passages, curbs, berms and similar rights and areas used in connection with the Property; all


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development rights for the Land or Improvements, whether vested or not; all planned unit development (PUD) plans and other development approvals for the Land and Improvements; all appurtenant rights of lateral support and encroachment rights; and all leases of property off-site but used in connection with operation of the Improvements.

         "Appurtenant Easements" shall mean the two easements described as Parcel B and Parcel C in the Grant Deed - 1994 to Owner, which provide access to the Land from public streets.

         "Assumed Contracts" shall mean all Contracts, including the Franchise Agreement, but excluding only the Management Agreement, all of which shall be assumed by Sunstone at and as of Closing as provided in Section 9.1 herein. The Management Agreement shall not be an Assumed Contract.

         "Books and Records" shall mean all books of account and annual statements of operations of the Businesses subsequent to the acquisition of the Property by Owner on June 10, 1994, with respect to the Property, including the 1996 budget and all books of account and preliminary statements of operations for the current 1996 fiscal year for the Property to date, which are kept by Owner or Manager in the ordinary course of business of operating the Property or which would be included within the scope of examination by a Certified Public Accountant performing an independent audit of the Property, the Businesses, the Manager, or the Owner with respect to the Property in accordance with standard accounting principles.

         "Businesses" shall mean all businesses owned or operated in or about the Improvements and all intangible personal property associated with the Hotel or any such business, including but not limited to the business of operating and managing the Hotel and any related leasing activities and the goodwill thereof; all transferable operating permits and licenses (if transferable) and certificates of occupancy, including any deposits in connection therewith; all leasehold interests of Owner in or related to the Hotel, whether as Lessor or Lessee; advance reservations and guest deposits for periods subsequent to the Closing; security deposits paid by lessees; utility deposits and other deposits by Owner with third parties or utility companies for the benefit of the Hotel or any business or the operation thereof; any claims for insurance payments or reimbursements or property tax payments with respect to the Property or the operations thereof subsequent to Closing, if any; any amounts on deposit in the name of Owner or Manager or any prior manager or owner with Governmental Authorities in connection with Land Use Restrictions or Legal Requirements applicable to the Property; all trade names, trademarks and service marks used in the operation of any such business except to the extent owned and licensed by others; all existing telephone numbers for such businesses; the U.S. post office boxes for the operation of such businesses and the keys thereto; and all Assumed Contracts relating to and benefitting any such business or the Hotel. The Businesses do not include the Excepted Items.

         "Closing" shall mean the closing of the acquisition of the Property by Sunstone from Owner.

         "Closing Date" shall mean the time and date set forth in Section 14.1 (or such date and time to which the Closing may be adjourned pursuant to the provisions of this Agreement).

         "Closing Tray Ledger" shall mean the transient guest room rentals receivable for the night preceding the Closing Date from registered guests of the Property.

         "Compensation" shall mean the direct salaries and wages, vacation pay, guaranteed and discretionary bonuses, reimbursable sick day pay, and severance pay paid or payable to, or accrued for the benefit of, any Employee; all contributions due pursuant to any pension or profit or other retirement plan for the Employees; contributions or payments to any union, insurance, or welfare plan earned by Employees or which otherwise may be payable and not yet paid or otherwise properly credited to Employees; unemployment compensation from employer; employer's contributions under FICA; employer's contributions to workmen's compensation insurance or funds; and any other employment taxes.

         "Construction Records" shall mean any and all documents which are necessary or appropriate to review the process and quality of construction of the Improvements and any repairs or renovations or additions to the Improvements and which are in the possession of Owner or its Manager or agents or any existing or prior professional representatives of Owner, wherever such documents may be located and whether or not actually located at the Hotel, including, but not limited to, the following: architectural and/or engineering blueprints, specifications, and drawings for construction, renovation, and additions to the Improvements and the progress and inspection reports for such work; the project architect's certificate of completion


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of construction of the Improvements and repairs, renovations, and additions thereto; building permit approval records; construction contracts; construction guaranties; warranties by contractors or subcontractors or suppliers; building permits; as-built surveys and drawings and construction reports; reports with respect to investigations for existence of any Hazardous Materials in or at the Hotel; Phase I Environmental audits or site assessments of the Property; soil tests; documents related to any dispute with contractors or persons claiming under contractors or with architects or engineers with respect to payment for or performance of services or supply of materials for any construction, renovation, repair, or addition, or the quality thereof; technical service manuals, literature and reports pertaining to specific tangible elements of the Property; notifications from Governmental Authorities with respect to any construction, renovation, repair, or addition; and permanent certificates of occupancy.

         "Contracts" shall mean all contracts, agreements, rights and documents pertaining to or encumbering or affecting all or part of the Property to which the Owner or Manager is a party, or by which the Owner or Manager is bound, or which does or with the passage of time will constitute an encumbrance on or limitation of the Property or the use thereof or the conduct of the Businesses therein, or may constitute a Title Defect, whether or not recorded in any Recording Offices, including any oral agreements relating to the foregoing, and including all amendments thereto and modifications thereof, including without limitation: (a) certificates and warranties relating to the Personal Property,
(b) all service, supply, utility, operating, maintenance and management documents with respect to the Property, (c) all documents affecting or related to the parking areas which are adjacent to, connected to or a part of the Property, (d) all documents relating to Appurtenances and Appurtenant Easements,
(e) all conditional sales contracts or leases for Personal Property, (f) transferrable Permits and Licenses, (g) maintenance and service agreements for machinery or equipment on the Improvements or other Personal Property, (h) employment agreements, (i) options with respect to any property, real or personal, whether as grantor or grantee, (j) the Management Agreement, (k) the Franchise Agreement, and (l) leases of Personal Property. Notwithstanding inclusion within the foregoing definition, the Management Agreement shall not be assumed by Sunstone and shall not be deemed to be an Assumed Contract. All other Contracts shall be assumed by Sunstone at and as of Closing as provided in
Section 9.1 herein.

         "Courtyard Hotel Purchase Price" shall mean the lesser of (i) $4.5 million, or (ii) the Net Operating Income from the Property for the 12-month period ending March 31, 1996, divided by a capitalization rate of eleven percent (11%).

         "Cut-off Time" shall mean noon on the Closing Date.

         "Employees" shall mean all persons employed by Owner or Manager or any person claiming under Owner or Manager, in connection with the management and operation or possession of the Property and Businesses during the pendency of this Agreement.

         "Escrow Agent" shall mean Fidelity National Title Insurance Company, 17911 Von Karman Avenue, Suite 540, Irvine, California 92714-6233.

         "Existing Bank Encumbrances" shall mean the two deeds of trust and ancillary assignments of rents encumbering the Land and Improvements, and appurtenant Security Agreements and UCC-1 Financing Statements and related security documents encumbering the Business and the Personal Property, such deeds of trust being described as follows: The first is a deed of trust in which Chicago Title Company is the Trustee and Independence One Bank of California, FSB, is the Beneficiary, and which secures a promissory note to such Bank from Owner in the original principal amount of $2,100,000, recorded on June 10, 1994, as Instrument No. 239079, Riverside County real property records; and the second being a deed of trust in which Chicago Title Company is the Trustee and the United States of America, Small Business Administration (the "SBA"), is the Beneficiary, and which secures a promissory note to the SBA from Owner in the original principal amount of $1,000,000. Sunstone shall take title to the Land, Improvements, and Appurtenant Easements subject to the Existing Bank Encumbrances, and shall at Closing assume and agree with Owner to pay such Existing Bank Encumbrances and hold Owner free and harmless therefrom.

         "Excepted Items" shall mean the following items which are excluded from the definition of Personal Property and Businesses hereunder: (a) items owned by independent contractors and business invitees and not used in the operation of the Businesses; (b) items consumed in the ordinary course of business in the Businesses from the date of the most recent inventory


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of personal property delivered to Sunstone pursuant to the terms of this
Agreement, provided that Owner shall maintain the inventories of supplies and Personal Property used in the Hotel and its related Businesses at levels customary under the standards for operation of a Courtyard by Marriott Hotel through the time of Closing as provided in Section 13; (c) cash in bank accounts and petty cash maintained at the Property, checks and money orders (except to the extent such items represent payments on the Closing Tray Ledger); (d) Receivables; and (e) accounts payable with respect to the Property owing or accrued through the Closing Date.

         "Franchise Agreement" shall mean that certain agreement for the operation of the hotel Business in the Hotel and entered into between Owner and Marriott Hotel corporation for the operation of a Courtyard by Marriott hotel at the Property, and all presently existing amendments thereto and modifications thereof, if any.

         "Franchisor" shall mean the Marriott Corporation.

         "Grant Deed - 1994" shall mean the Corporation Grant Deed dated and recorded on June 10, 1994, conveying the Land, Appurtenant Easements, and Improvements from Riverside Hotel Management, Inc., to Owner, recorded at Reception No. 239078, Riverside County real property records, a true copy of which is attached hereto as Exhibit "A."

         "Governmental Authorities" shall mean all federal, state, county, municipal and local governments, administrative agencies, and quasi-governmental authorities having jurisdiction over the Property.

         "Hazardous Materials" shall mean any substance which is or becomes defined as a "hazardous waste," "hazardous substance" pollutant or contaminant under any Legal Requirements including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq. ), as amended, and/or the Resource Conservation and Recovery Act (42 U.S.C.
section 6901 et seq.), as amended, and/or the federal regulations implementing such Acts; "Hazardous Materials" shall include, but is not limited to, petroleum products and asbestos.

         "Hotel" shall mean the Land, Improvements, Personal Property, Appurtenances, and Appurtenant Easements.

         "Impositions" shall mean all real estate and personal property taxes, general and special assessments imposed by Governmental Authorities, water and sewer charges, and fees and charges assessed or imposed by Governmental Authorities upon all or part of the Property and which are or may become a lien on the Property.

         "Improvements" shall mean all buildings and structures erected or located on the Land and Appurtenant Easements at the date of this Agreement or at any time between the date of this Agreement and the Closing Date, including all machinery, equipment and fixtures owned by Owner and attached to such buildings and structures and used for operation or maintenance of the buildings and structures, all parking area and driveway surfaces and curbs and drainage features, all landscaping, all utility lines and appurtenances, and all signs and structural supports for signs.

         "Inspection Contingency Period" shall mean the time period from the date of execution hereof by Owner and Sunstone to 4:59 P.M., P.S.T., on March 30, 1996.

         "Intervening Lien" shall mean any Title Defect which is not disclosed either in Schedule B of the Title Commitment as initially provided to Sunstone or in the Survey but which appears in the Recording Offices and is revealed from any source to Sunstone prior to the Closing, including (but not limited to) revelation by subsequent endorsement or supplement to the Title Commitment or the Survey.

         "Land" shall mean the parcel of land described as Parcel A in the Grant Deed - 1994 attached as Exhibit "A" to this Agreement, together with the Owner's interest, if any, in streets and roads abutting such parcel. The address of the Land is generally known as 1510 University Avenue, City of Riverside, California.

         "Land Use Restrictions" shall mean all zoning, building, land use, subdivision, development, and environmental laws which do or may regulate the occupancy, use, operation, development, sale, lease, encumbering, or management of the Property, all requirements of Governmental Authorities pursuant to such laws, and all development and building permits


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issued by Governmental Authorities for the Property, including all approved PUD plans and development permits for the Property.

          "Legal Requirements" shall mean all laws, ordinances, rules, regulations and requirements of all Governmental Authorities, existing at the date of this Agreement or at any time between the date of this Agreement and the Closing Date, applicable to all or part of the Property or the operation, management, development, improvement, repair, renovation, lease, sale, encumbering, transfer, use or manner of use of all or part of the Property.

         "Management Agreement" shall mean any currently existing agreement between Owner and the Manager, and all amendments thereto executed or entered into prior to Closing. The Management Agreement will not be an Assumed Contract, but Sunstone or its lessee may negotiate and enter into a new hotel management agreement with Manager for the management of the Property subsequent to Closing.

         "Manager" shall mean Sunstone Hotel Management, Inc., a Colorado corporation.

         "Net Operating Income" shall have the same meaning of the term as set forth in the Option Agreement, except that (i) the Net Operating Income shall be calculated for the 12-month period ending on March 31, 1996, and (ii) the Net Operating Income shall be determined by Owner and verified by Sunstone by not later than April 29, 1996, notwithstanding that the Closing Date is scheduled to be April 1, 1996.

         "Operational Taxes" shall mean all taxes which accrue and are payable to Governmental Authorities by Owner or Manager by reason of operating the Businesses, including (but not limited to) business and occupation taxes, retail sales and use taxes, gross receipts taxes, special lodging or hotel taxes, certain employee taxes, including FICA and Federal and California withholdings, California and Federal unemployment taxes, and any California labor and industries taxes.

         "Option Agreement" shall mean that certain Right of First Refusal and Option to Purchase Agreement entered into effective as of August 16, 1995, by and between Sunstone and SSHI, Alter and Biederman, HRAB Hotel Partners Limited Liability Company, Southeast Aurora Hotel Venture, and Owner.

         "Partnership Agreement" shall mean the Fourth Amended and Restated Agreement of Limited Partnership of Sunstone Hotel Investors, L.P., dated as of October 16, 1995, and all Amendments thereto.

         "Permits and Licenses" shall mean all permits, licenses and franchises (excluding the Franchise Agreement), certificates of occupancy, sales tax permits, and renewals thereof, which are material to the normal operation of the Businesses or Property in its location in the City of Riverside, County of Riverside, State of California.

         "Permitted Exceptions" shall have the meaning specified in Section 3.1(b) of this Agreement. The Permitted Exceptions shall include the Existing Bank Encumbrances and the Franchise Agreement.

         "Personal Property" excludes the Excepted Items and shall otherwise mean all furniture, furnishings, fixtures, equipment (including all of the vehicles used in the operation of the Improvements), signs, fittings, machinery, boilers, heating and cooling systems, linens (of which there shall be not less than 2 1/2 par), chinaware, glassware, utensils, silver, silverware, uniforms, equipment and furniture in storage, tools, appliances, wires and installed telephones, televisions, pictures, rugs, kitchen equipment, supplies including hotel and restaurant operating supplies and cleaning supplies and materials whether in sealed or broken packages, fuel, food and beverage inventories which are customarily maintained in the Improvements in the ordinary course of business and at levels standard in the operation of a Courtyard by Marriott Hotel, and including all inventory in sealed or unsealed containers, on-site and off-site signs and sign supports, advertising brochures whether located on or off the Property, and all other fixtures and personal property of every kind and nature, other than the Excepted Items, which are located on, attached to, appurtenant to or used in the operation, maintenance, management or security of the Property or any portion of the Property, irrespective of whether any of said items are owned or leased by Owner, including Personal Property (other than Excepted Items) acquired by the Owner between the date of this Agreement and the Closing Date. Personal Property does not include leases covering Personal Property used in connection with the Property; rather, such leases are Assumed Contracts and Sunstone shall assume such leases at Closing.


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         "Phase I Audit" shall mean a Phase I Environmental Site Assessment of the Hotel with respect to Hazardous Materials from a qualified environmental audit firm experienced in Phase I and Phase II Site Assessments, as selected by Sunstone (the "Environmental Consultant"), to be made at Sunstone's cost within the Inspection Contingency Period and pursuant to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527-93.

         "Property" shall mean the Land, Improvements, Appurtenances, Appurtenant Easements, Personal Property, Businesses, and Closing Tray Ledger.

          "Receivables" means all accounts receivable of Owner as of Closing arising from or related to the operation, management, use and occupancy of the Property prior to Closing, excluding the Closing Tray Ledger. Receivables shall include (but are not limited to) guest ledger receivables created in the ordinary course of business (other than the Closing Tray Ledger) and unpaid rents receivable.

         "Recording Offices" shall mean the appropriate offices in the County of Riverside and State of California for the recording or filing of instruments affecting the Property or for recording or filing those of the Closing documents which either may be recorded or filed or must be recorded or filed in order to give notice to third parties, including (but not limited to) the office of the Riverside County Clerk and Recorder and the Secretary of State of California.

         "Redemption Shares" shall mean the shares of common stock of SHII which have been reserved for issuance to Owner after August 16, 1996, upon conversion or redemption by Owner of the Units, and which, upon issuance in accordance with the terms of Section 8.5(a) of the Partnership Agreement, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances created by SHII.

         "Review Items" shall mean all of the documents and other materials to be provided by Owner to Sunstone pursuant to Section 4.1 herein.

         "Fourth Amendment to Partnership Agreement" shall mean the Fourth Amendment to First Amended and Restated Agreement of Limited Partnership of Sunstone, to be executed by Owner and Sunstone on and as of the Closing Date, by which Sunstone shall issue to Owner on April 30, 1996, the number of Units equal to the Acquisition Value divided by the Unit Closing Value.

         "Security and Lien Items" shall mean all mortgages, deeds of trust, UCC-1 Financing Statements, pledges, hypothecations, and other voluntary security instruments, and related ancillary instruments or documents, made or given or obtained to secure indebtedness and encumbering any of the Property, including the Existing Bank Encumbrances.

         "SHII" shall mean Sunstone Hotel Investors, Inc., a Maryland corporation, whose shares of stock are publicly traded on the NASD National Market System. SHII is a self-directed real estate investment trust and is the sole general partner of Sunstone.

         "Sunstone" shall mean Sunstone Hotel Investors, L.P., a Delaware limited partnership of which SHII is the sole general partner.

         "Survey" means a survey of the Land and Improvements and Appurtenant Easements and the preparation of an improvement survey plat, such improvement survey plat to be prepared by Sunstone in accordance with Section 3.3, certified to Sunstone and to the Title Company, prepared by a duly licensed California land surveyor acceptable to Sunstone and the Title Company, whose certifications thereon are dated after the date of execution of this Agreement, such Survey to be prepared by Sunstone at its expense in accordance with Section 3.3.

         "Title Commitment" shall mean a preliminary title insurance commitment for Owner's Policy, Form Revised 10-17- 92, covering the Land and Improvements and all Appurtenant Easements, prepared by the Title Company and delivered to Sunstone pursuant to Section 3.1, together with true copies of all instruments referred to as exceptions in said Title Commitment


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         "Title Company" shall mean Fidelity National Title Insurance Company,
17911 Von Karman Avenue, Suite 540, Irvine, California 92714-6253.

         "Title Defect" shall mean any exception, defect, objection and other matter affecting marketable or insurable title to the Property, including without limitation any Security and Lien Item, lien, encumbrance, pledge, hypothecation, preferential right of purchase, reservation, covenant, restriction, reversion, encroachment, right of entry, right of possession, or other defect in marketable or insurable title to all or part of the Property, other than liens for Impositions that are not yet due and payable, and which in Sunstone's reasonable judgment, would render title to any part of the Property unmarketable, or would unreasonably interfere with the use, occupancy, possession, or enjoyment of the Property by Sunstone. The Existing Bank Encumbrances and the Franchise Agreement shall not be Title Defects but are Permitted Exceptions.

         "Title Policy" shall mean an ALTA owner's policy of title insurance on the Land, Improvements and Appurtenant Easements, Form Revised 10-17-92, together with the endorsements that Sunstone reasonably considers necessary or appropriate, in form and substance satisfactory to Sunstone, in the full amount of the Acquisition Value of the Property or such lesser allocated amount as Sunstone, in its sole discretion, may determine, issued by the Title Company, and insuring Sunstone against loss or damage sustained or incurred by Sunstone by reason of title to the Land, Improvements and Appurtenant Easements being vested other than in Sunstone after Closing, any defect in or lien or encumbrance on such title, unmarketability of such title, or lack of a right of access to and from the Land, subject only to the Permitted Exceptions.

         "Units" shall mean the Units as such term is defined in the Partnership Agreement.

         "Unit Closing Value" shall be determined at and as of April 1, 1996, and shall mean the average of the closing bid price of SHII common stock as quoted on the NASD National Market system for each "Trading Day" during the period March 1, 1996, through March 31, 1996. The "closingbid price" as used in the preceding sentence shall, on any day, mean the last quoted bid price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD National Market system. A "Trading Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         ARTICLE 2. ACQUISITION OF INTEREST AND ACQUISITION VALUE; UNITS


         Section 2.1 Contribution of Property. Owner agrees to assign, transfer, contribute and convey to Sunstone, and Sunstone agrees to acquire from Owner, subject to the terms and conditions contained in this Agreement, the Property.

         Section 2.2 Acquisition Value. The acquisition value (the "Acquisition Value" ) for the Property shall be the Courtyard Hotel Purchase Price less all credits allocated to Sunstone pursuant to Section 16.1 herein and plus all credits allocated to Owner pursuant to Section 16.1 herein, and less any reduction occurring under Sections 3.2 and 4.4 herein, and less the unpaid principal and interest collectively as of the Closing Date of the Existing Bank Encumbrances. Sunstone shall at Closing assume and agree to pay the Existing Bank Encumbrances, and to indemnify and hold Owner and Alter and Biederman harmless from all liability thereon. At Closing, Owner and Sunstone shall finalize and agree upon all credits and debits to the Courtyard Hotel Purchase Price, but such Courtyard Hotel Purchase Price shall finally be determined on April 30, 1996.

         Section 2.3 Consideration for Conveyance of Property; Admission of Owner as Limited Partner; Issuance of Units.

         (a) Admission as Limited Partner and Issuance of Units. Sunstone shall upon Closing admit Owner as a limited partner of Sunstone, and shall agree to issue to Owner on April 30, 1996, the number of Units equal to the Acquisition Value divided by the Unit Closing Value. The Units shall be unencumbered. To accomplish such admission and issuance, Owner and Sunstone shall each execute at closing the Fourth Amendment to Partnership Agreement.

         (b) Rights, Privileges, and Restrictions on Units.


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                  The rights, privileges, and restrictions on the Units to be issued to Owner are as set forth in the Partnership Agreement and in the Fourth Amendment to Partnership Agreement.

         Section 2.4 Earnest Money. Since this Agreement is supplemental to the exercise by Sunstone of its option to acquire the Property under the Option Agreement, no earnest money deposit is made by Sunstone to Owner.

         Section 2.5 Allocation of Acquisition Value. The Acquisition Value shall be allocated among the various components of the Property in a manner and in amounts determined by Sunstone and Owner by mutual agreement, and the values so determined shall be reflected in the documentary fee or transfer taxes, if any, paid at Closing.


                     ARTICLE 3. TITLE COMMITMENT AND SURVEY

         Section 3.1 Title Report.

                  (a) Ordered. Sunstone shall order and obtain from the Title Company a current preliminary Title Commitment in the amount of $4,300,000 or such lesser amount as is allocated to the Land, Improvements, and Appurtenant Easements by Sunstone, committing to insure Sunstone's title to the Land, Improvements, and Appurtenant Easements. The premium cost of the Title Policy (other than for any endorsements thereto) issued pursuant to the Title Commitment shall be paid through escrow at the Closing from funds deposited into escrow by Sunstone, and Sunstone shall be credited for such payment and Owner shall be debited for such payment as provided in Section 16.1. The cost of any endorsements to such Title Policy shall be paid by Sunstone and shall not be so credited to Sunstone or debited to Owner. The Title Commitment will be part of the Review Items. Upon completion of the Survey, the Survey shall promptly be provided to the Title Company and an endorsement shall be obtained from the Title Company and delivered to Sunstone, as part of the Review Items, adding such matters as disclosed by such Survey.

                  (b) Sunstone's Review. Sunstone shall have until the expiration of the Inspection Contingency Period to submit to Owner written objections to the condition of title to the Property as set forth in the Title Commitment and each endorsement to the Title Commitment, or as revealed by any Review Item, or to give Owner written notice that it accepts such condition of title. The following matters or items shall be Permitted Exceptions and Sunstone shall take title to the Property subject thereto: those matters affecting title to the Property disclosed by the Title Commitment and not objected to by Sunstone in writing within the Inspection Contingency Period; those matters affecting title to the Property disclosed by any Review Item approved in writing by Sunstone (which approval shall not be unreasonably withheld); any inchoate lien for Impositions not yet due or owing; Land Use Restrictions; Legal Requirements of Governmental Authorities which need not be eliminated; the Existing Bank Encumbrances; and the Franchise Agreement. Matters which are not Permitted Exceptions but which affect title to the Property as disclosed by the Title Commitment or by any Review Item and objected to by Sunstone in writing within the Inspection Contingency Period shall be thereafter known as "Title Defects." Owner shall promptly give notice to Sunstone of any Intervening Liens, which shall also be subject to Sunstone's approval or objection. Sunstone shall have 2 business days after its receipt from Owner of notice in writing of any Intervening Lien, together with, at Owner's cost and expense, a description thereof, a copy of the instrument creating or evidencing the Intervening Lien, and a revised Survey showing the areas of the Property thereby affected (if requested by Sunstone), to submit written objection thereto as a Title Defect, or to accept that matter as a Permitted Exception in the manner set forth above. Notwithstanding the foregoing, Owner shall not cause, create or permit the creating of any Intervening Lien, except as may be required by law.

         Section 3.2 Elimination of Exceptions. At or before Closing, Owner shall notify Sunstone in writing if Owner will not eliminate a Title Defect as an exception to title prior to Closing. If Owner does not eliminate all Title Defects prior to the Closing Date, Sunstone may, at its option, to be exercised by written notice to Owner on the Closing Date:

                  (i) place in escrow with the Escrow Agent at Closing such sums as are or will be reasonably necessary in the opinion of Sunstone to remedy and eliminate said Title Defects, up to but not exceeding $75,000.00, reduce the Acquisition Value by the amount so placed in escrow, and proceed with the acquisition of the Property. Owner may, but shall not be obligated to, within one year after Closing take such action as is necessary to eliminate said Title

         Defects and, if so eliminated, Owner shall receive such escrowed sums when the Title Company endorses the Title Policy to Sunstone insuring the elimination of such Title Defects, but if not eliminated within one year after Closing, then such escrowed sums shall be paid back to Sunstone, and Owner shall have no option or obligation thereafter to eliminate such Title Defects; or

                  (ii) terminate this Agreement and Sunstone's option to acquire or purchase the Property under the Option Agreement by notice in writing to Owner.

         Section 3.3 The Survey. Owner shall obtain and deliver to Sunstone the Survey, as part of the Review Items. The cost of the Survey shall be paid through escrow at the Closing from funds deposited into escrow by Sunstone, and Sunstone shall be credited for such payment and Owner shall be debited for such payment as provided in Section 16.1. The survey requirements and the contents of the surveyor's certificate will be subject to approval by Sunstone, whose approval shall not unreasonably be withheld. In addition to ALTA/ASCM survey requirements, the Survey shall include any specific survey requirements reasonably requested by Sunstone. The legal description of the Land as it appears in the Title Commitment shall be set forth on the Survey. Owner hereby agrees, at Owner's cost and expense, to cause such additional survey work as may be necessary or required by Title Company to be completed in a timely fashion for issuance of the Title Policy without exception for the standard printed exceptions of the Title Company. In the event the Survey shows any encroachments upon, from or onto the Land on, across or between any building setback line, a property line or any easement, any failure of closure of the legal description, any strips or gores, or any other matter which would adversely affect the use, enjoyment or marketability of the Property, or in the event the surveyor is unable to specifically locate and describe any burdening easements or Appurtenant Easements on the Survey, by reason of incomplete description or otherwise, said encroachment, objectionable disclosure or description difficulty shall be deemed to be a Title Defect unless accepted by Sunstone as a Permitted Exception.

         Section 3.4 Policy of Title Insurance. Within 60 days after Closing, the Title Company shall issue to Sunstone the Title Policy on the Land, Improvements and Appurtenant Easements, insuring Sunstone's good and marketable fee simple title to the Land, Improvements and Appurtenant Easements, subject only to the Permitted Exceptions and any Title Defects for which funds are escrowed pursuant to Section 3.2 or 4.4. The Title Policy shall include such endorsements thereto as may be requested by Sunstone and agreed to by the Title Company. The premium cost for the basic Title Policy shall be paid at Closing as provided in Section 3.1(a), and the additional cost for endorsements shall be paid by Sunstone.


                 ARTICLE 4. SUNSTONE'S INSPECTIONS AND APPROVALS


         Section 4.1 Submittal to Sunstone. Owner has, or as soon as practicable after execution of this Agreement by Owner and Sunstone, Owner will make available to Sunstone, in a manner reasonably acceptable to Sunstone, true and correct copies of the following (except where an item is to be ordered and obtained directly by Sunstone, as indicated), all of which are herein called the "Review Items"; all of the cost of so obtaining and delivering shall be at the expense of Sunstone, except where otherwise stated herein:

                  (a) The Survey, which the parties acknowledge has been ordered by Sunstone;

                  (b) The Franchise Agreement, including all amendments thereto, the most recent Quality Assurance Report or Product Improvement Plan of the Franchisor for the Property;

                  (c) All of the Contracts, TOGETHER WITH a list of all of the Contracts, all of which the parties acknowledge have already been delivered to Sunstone in conformity with the requirements set forth herein;

                  (d) A list of all Employees and the current Compensation of each Employee, as specified in Sections 10.1 and 10.2, which the parties acknowledge have already been delivered to Sunstone in conformity with the requirements set forth herein;

                  (e) The current year's real estate and personal property tax statements for the Property, which the parties acknowledge have already been delivered to Sunstone in conformity with the requirements set forth herein;

                  (f) The Construction Records, which the parties acknowledge have already been delivered or made available to Sunstone in conformity with the requirements set forth herein;

                  (g) All Permits and Licenses, TOGETHER WITH a list of all of the Permits and Licenses, TOGETHER WITH the Certificate of Owner (the "Certificate of Permits") that such list and copies constitute all of the Permits and Licenses affecting the Property to the knowledge and information of Owner after diligent investigation in good faith and inquiry of Manager, all of which, except the certificate of occupancy, the parties acknowledge have been delivered to Sunstone in conformity with the requirements set forth herein;

                  (h) Owner shall make available to Sunstone for Sunstone's review the Books and Records; subject to the provisions of Section 4.8, Owner specifically permits Sunstone to disclose information revealed in the Books and Records to the lenders and professional advisors to Sunstone and in any document (and amendments and supplements thereto) which Sunstone may file with the Securities and Exchange Commission or the corresponding California office or agency; Owner will authorize and direct its accountants to make available to the accountants of Sunstone such financial information as Sunstone's accountants require for investigation of the financial history of the operations of the Property since its acquisition by Owner in 1994;

                  (i) A UCC secured transactions search from each of the applicable Recording Offices with respect to the Property, which shall be prepared and delivered to Sunstone by the Title Company;

                  (j) Sunstone will order and obtain he Phase I Audit of the Property, the cost of which shall be paid through escrow at the Closing from funds deposited into escrow by Sunstone, with Sunstone being credited for 1/2 of the entire cost less of such Phase I Audit as provided in Section 16.1; and any prior environmental reports of the Property in the possession of Owner or its agents, which environmental reports the parties acknowledge have been delivered to Sunstone in conformity with the requirements set forth herein;

                  (k) The Contracts, copies of which the parties acknowledge have already been delivered to Sunstone in conformity with the requirements set forth herein;

                  (l) The Title Commitment described in Section 3.1(a) which shall be delivered to Sunstone by the Title Company;

                  (m) A descriptive summary of all pending or threatened litigation of which Owner or Manager has notice, and of any written notice of violation of any of the Legal Requirements applicable to the Property or the Land Use Restrictions to the best of Owner's knowledge and information after diligent investigation in good faith and inquiry of Manager;

                  (n) Escrow Agent shall deliver to Sunstone a written statement executed by each beneficiary of a Security and Lien Item setting forth the amount of unpaid principal and interest and other sums due and owing from Owner and secured by such Security and Lien Item as of the Closing Date and a per diem of the amount of any increase thereof after the Closing Date; in addition, at or before Closing Owner will obtain and deliver to Sunstone the written consent and waiver of any due-on-sale clause for this transaction from the beneficiaries of the Existing Bank Encumbrances;

                  (o) Other documents in Owner's possession or available to Owner, relating to the Property, which Sunstone reasonably requests.

         Section 4.2 Review and Inspection. Prior to the expiration of the Inspection Contingency Period, Sunstone and its representatives and agents shall review the submittals described in Section 4.1, and shall have the right to enter upon the Property to completely inspect the Property and all aspects thereof.

         Section 4.3 Authorization for Inspection. Subject to the provisions of
Section 4.4, Owner does hereby and will grant authority to Sunstone and any of Sunstone's representatives to obtain information provided for or contemplated in Sections 4.1 and 4.2 hereof from any third parties. Said authorization will be provided in writing if requested by Sunstone.

         Section 4.4 Sunstone's Acceptance or Rejection; Cure or Waiver. The standard for Sunstone's approval or disapproval of any matter relating to the Property shall be one of reasonableness. If Sunstone disapproves of any matter relating to the Property, it shall give Owner written notice of such disapproval before expiration of the Inspection Contingency Period. Any such notice shall be separate from any notice given pursuant to Section 3.1(b) above. If the Inspection Contingency Period shall expire without Sunstone giving Owner a written notice of disapproval pursuant to this Section 4.4, then Sunstone shall be deemed to have accepted all matters relating to the Property except for matters identified in any notice given pursuant to Section 3.1(b).

         If Sunstone shall give Owner a notice of disapproval under this Section
4.4 before expiration of the Inspection Contingency Period, then Sunstone may elect in its sole discretion by notice to Owner (which may be contained in the notice of disapproval) either (i) to terminate this Agreement, or (ii) to request that Owner cure specific matters objected to by Sunstone and set forth in such request. If Sunstone requests Owner to cure any such matter, then Owner shall inform Sunstone within 5 business days but in any event on the Closing Date whether Owner will or will not cure all such matters. If Owner informs Sunstone that it will not cure all such matters, then Sunstone may in its sole discretion elect on or before the Closing Date (i) to terminate this Agreement and the option to purchase contained in Section 8 of the Option Agreement by notice to Owner, or (ii) to waive all matters objected to and not cured, accept all matters relating to the Property which have been cured, and proceed with the acquisition of the Property.

         If Owner informs Sunstone that it will cure all such matters, but all such matters are nevertheless not cured to the reasonable satisfaction of Sunstone prior to the Closing Date, then the parties may by mutual agreement agree to extend the Closing Date up to 15 days. If no mutual agreement of extension is obtained or if, on such mutually-agreed extended Closing Date, all such matters are still not cured to the reasonable satisfaction of Sunstone, then Sunstone may, at its option, to be exercised by written notice to Owner on the Closing Date:

                  (i) place in escrow with the Escrow Agent at Closing such sums as are or will be reasonably necessary to remedy and cure such matters which Owner agreed to cure, up to but not exceeding $75,000.00, reduce the Acquisition Value by the amount so placed in escrow, and proceed with the acquisition of the Property. Owner may, but shall not be obligated to, within one year after Closing take such action as is necessary to cure such matters to the reasonably satisfaction of Sunstone and, if so cured, Sunstone shall direct Escrow Agent to pay such escrowed sums to Owner, but if not so cured within one year after Closing, then such escrowed sums shall be paid back to Sunstone and Owner shall have no option thereafter to cure such matter; or

                  (ii) terminate this Agreement by notice in writing to Owner.

         Section 4.5 Special Requirements for Operation. If during the course of its due diligence investigation during the Inspection Contingency Period, Sunstone determines that Sunstone's ownership and operation of the Property will require a variance, special use permit, license or approval from Governmental Authorities, or a private approval, which does not then exist and has not been identified as a Contract or otherwise by Owner (collectively herein called the "Requirements for Operation"), Sunstone may at its option and expense elect to pursue such Requirements for Operation. Owner shall cooperate with Sunstone's reasonable efforts to obtain such Requirements for Operation, provided that Sunstone shall pay all reasonable expenses related thereto. If Sunstone is unable to obtain such Requirements for Operation by the Closing Date, Sunstone may elect to terminate this Agreement and the option to purchase under Section 8 of the Option Agreement upon notice to Owner.

         Section 4.6 Effect of Termination. If this Agreement shall be terminated pursuant to the election of Sunstone pursuant to Sections 3.2, 4.4, 4.5, 18.2, or 18.3, then this Agreement shall be null and void, the option to purchase under Section 8 of the Option Agreement shall terminate and be null and void (but the right of first refusal under such Option Agreement with respect to the Property shall continue), and neither party shall have any further obligation or liability to the other party hereunder except as provided in the Option Agreement outside of Section 8 thereof.

         Section 4.7 Nondisclosure to Third Parties. In the event that the transactions contemplated by this Agreement are not consummated, neither Sunstone or Owner shall disclose to any third party any confidential information disclosed to it by any person in connection with the conduct of either party's business or in connection with this Agreement, nor shall any party utilize (directly or indirectly) such confidential information in a manner detrimental to the other party.


         ARTICLE 5. OWNER'S REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

         Section 5.1 Warranties and Representations. In addition to the representations, warranties, and agreements set forth elsewhere in this Agreement, Owner represents and warrants and agrees that the following facts and conditions exist on the date of execution hereof by Owner and shall exist as of the Closing Date, subject to limitations as otherwise set forth in this Article
5. Each of the following warranties and representations shall be limited in scope to the subject matter of the warranty or representation as it relates to all or part of the Property or the existing or contemplated operations of the
Property:

                  Section 5.1.1 Title. Owner has good and marketable fee simple title in the Property, which as of the Closing shall be free and clear of all mortgages, deeds of trust, liens, encumbrances, subleases, tenancies, security interests, covenants, conditions, restrictions, rights-of-way, easements, judgments, or Title Defects, other than the Permitted Exceptions (which include the Existing Bank Encumbrances and the Franchise Agreement). Owner has no knowledge of any pending or deferred Impositions of Governmental Authorities affecting the Property, except for real property and personal property taxes for the year of Closing. To the best of Owner's knowledge, no easements burdening the Property interfere with the use, maintenance, repair, or operation of the Property, and all easements necessary for the lawful operation of the Property, including all access, ingress, support and mechanical easements necessary or incident thereto, are in full force and effect and are not subject to termination, cancellation or rescission.

                  Section 5.1.2 Zoning and Land Use Matters All permanent certificates of occupancy for the Property have been issued and all conditions thereof, if any, have been fully complied with and require no further action. Owner has received no notice of any requirement for obtaining necessary licenses, permits, authorizations or approvals with respect to the Property which Owner does not now have, and Owner has received no notice of any unwillingness of Governmental Authorities to renew any Permits and Licenses. Owner and the Property, as constructed and operated, are in full compliance with the terms, conditions and requirements imposed upon Owner and the Property by the Permitted Exceptions and the Assumed Contracts. The acquisition of the Property by Sunstone and the operation of the Property by Sunstone as a limited-services motel in the manner heretofore operated will not cause a violation, default or breach of any such Permitted Exception or Assumed Contract, and to Owner's knowledge after due inquiry, there is no event of default currently in existence under any such instrument which constitutes, nor is there any event which, but for the giving of notice or the passage of time, or both, will constitute, an event of default thereunder.

                  Section 5.1.3 Health, Environmental and Fire Codes. Owner has received no written notice that the Property is not in compliance with applicable fire codes, building codes, health codes, or other Legal Requirements which presently apply to the Property or the operation of all Businesses.

                  Section 5.1.4 No Adverse Action. Except as disclosed in writing to Sunstone by Owner, there are no pending or threatened condemnation or other similar proceedings affecting the Property or any portion thereof, or pending public improvements in, about or outside the Property which will affect access to or create additional cost to the owner of the Property. Except as disclosed in writing to Sunstone by Owner, there is no claim, legal action, tax audit, mechanic's lien or other proceeding of any type, including, without limitation, any action of a civil or criminal nature, or any action or proceeding before any arbitration board or tribunal, pending or threatened against Owner or affecting the Property which will adversely affect Sunstone upon the consummation of this acquisition. Further, except as disclosed in writing to Sunstone by Owner, Owner has no knowledge of any threatened claim against Owner arising out of injury to persons or property occurring in or on the Hotel as a result of any accident or occurrence on the Property during the period of ownership of the Property by Owner.

                  Section 5.1.5 Authorization. Owner has all requisite power and authority to perform its obligations under this Agreement and the execution, delivery, and performance of this Agreement by the Owner has been duly and validly authorized by all shareholders of Owner. Each person executing and delivering this Agreement and all documents to be executed and delivered in regard to the consummation of the transaction herein has due and proper authority to execute and deliver those documents. This Agreement and all documents executed and delivered by Owner in connection with the transaction herein shall constitute valid and binding obligations of Owner, enforceable against Owner in accordance with their terms.

                  Section 5.1.6 Organization of Owner. Owner is a duly organized and validly existing corporation under the laws of the state of its formation, authorized to transact business in the State of California with full power to enter into this Agreement, to convey, assign and transfer the Property and to perform this Agreement.

                  Section 5.1.7 Utility Service. The Property, as presently operated, is adequately served, in capacities sufficient to serve its intended uses at one hundred percent (100%) occupancy, by all necessary utilities, including sanitary and storm sewer, water, gas, electricity, and telephone. Owner has no knowledge of any assessments for utility improvements or utility lines that are currently due or contemplated. All installation, tap-on, and initial hook-up or installation fees and charges for utilities to the Property have been or will be fully paid prior to Closing.

                  Section 5.1.8 Operation in Normal Course. Owner will not accept or sign any contracts or purchase orders other than in the ordinary course of business of operation of the Property. Owner will not terminate, amend, extend, or renew any of the Contracts other than in the ordinary course of business, unless such action is specifically consented to by Sunstone.

                  Section 5.1.9 Licenses. Owner holds all necessary Permits and Licenses for the operation of the Property, including those necessary for the conduct and operation of the Businesses. There are no outstanding citations or known violations of Legal Requirements in connection with the operation of the Hotel or the sale or provision of food or beverages.

                  Section 5.1.10 Contracts. The Contracts identified in the listing of the Contracts constitute all of such Contracts relating to the use, operation, and ownership of the Property. There are no oral agreements in existence relative to the Property not identified as a Contract, nor are there any oral amendments to the Contracts, not identified as a Contract on the listing of Contracts. None of the Contracts have been sold, transferred, assigned, pledged or encumbered by Owner. The Contracts are in full force and effect, and Owner has no notice of any uncured defaults by any party under any of those Contracts. There is no prohibition in any Assumed Contract with respect to the assignment by Owner and assumption by Sunstone, except in the Existing Bank Encumbrances and the Franchise Agreement. Owner shall obtain at or prior to Closing the written consent and waiver of any due-on-sale clause in the Existing Bank Encumbrances by the beneficiaries thereof, and shall deliver the same to Sunstone. If required by the terms of the Franchise, Owner shall obtain the consent of the Franchisor to this transaction. The performance of this Agreement by Owner, therefore, will not result in any breach of or constitute any default under any Assumed Contract.

                  Section 5.1.11 Permanent Tenants. There are not now and will not be on the Closing Date any tenants in occupancy of any space within the Property on other than a transient basis.

                  Section 5.1.12 Business Records. To the best of Owner's knowledge, all Books and Records, which have been or will be made available by Owner to Sunstone as a Review Item during the Inspection Contingency Period have been maintained in the ordinary course of business, are true, correct, and accurate representations of the matters covered thereby, contain no material inaccuracies related to the Property and, to the extent applicable, have been prepared in accordance with the Uniform System of Accounts for Hotels.

                  Section 5.1.13 No Breach or Prohibition. The transactions contemplated by this Agreement are not restrained or prohibited by any injunction, order or judgment rendered by any court or other governmental agency of competent jurisdiction. No proceedings have been initiated or are pending in which any creditor of Owner or any other person seeks to restrain such transactions or otherwise attach any portion of the Property. Neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated hereby, will (i) be in violation of any agreements, or (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction, decree of any court or governmental body or agreement of any nature applicable to Owner or the Property.

                  Section 5.1.14 No Adverse Notices. Neither Owner nor Manager has received, or is aware that any prior owner or manager of the Land and Improvements had received, within the past 5 years any notice from the holder of any Security or Lien Item covering any portion of the Property, from any insurance company which has issued a policy with respect to any portion of the Property, from any board of fire underwriters, or from any Governmental Authority, requesting or requiring the performance of any repairs, alterations, renovations, or other physical work on the Property and which has not been fully completed.

                  Section 5.1.15 Condition of Rooms. The Hotel contains 163 guest rooms, outdoor pool, and meeting space. All guest rooms are fully furnished and equipped for occupancy by nightly guests in accordance with the existing Franchise Agreement and the standards of Courtyard by Marriott in effect at the time the Franchise Agreement was entered into. The breakfast buffet area is fully furnished and equipped for serving light complimentary buffet breakfasts in accordance with the existing Franchise Agreement and the hotel standards of the Franchisor.

                  Section 5.1.16 Construction. To the knowledge and information of Owner, after diligent investigation including inquiry of Manager, except for those matters set forth on Exhibit "E" hereto (the "Disclosed Defects"), there are no latent defects of any kind in the Property. Any defect discovered by Sunstone more than one year after the Closing shall not constitute a latent defect, and Owner shall have no liability for any defect discovered more than one year after the Closing.

                  Sunstone's inspection of the Property and closing under this Agreement shall not constitute a waiver or acceptance of any latent defect unless such condition is set forth on Exhibit "E" hereto as a Disclosed Defect, or unless Sunstone designates a defective condition in any notice of disapproval given pursuant to Section 4.5 above and thereafter closes hereunder notwithstanding the absence of cure thereof by Owner. Sunstone is not waiving its right, as set out in Section 4.5 hereof, to object to the items disclosed on Exhibit "E" hereto. If, notwithstanding written objection by Sunstone to any defect or physical condition of the Property prior to or at Closing, Sunstone nevertheless closes this transaction, then such defect or condition previously objected to by Sunstone shall be deemed to have been waived by Sunstone.

                  Section 5.1.17 Tax Matters. Owner has duly filed all federal, state, county and municipal income, excise, sales and other tax returns and reports required to be filed up to the date hereof with respect to Owner. All such returns are true and correct and Owner has paid all taxes, interest and penalties shown on such returns or reports or claimed to be due to any federal, state, county and municipal or other taxing authority, and, to the best of Owner's knowledge, there is no basis for any additional claim or assessment against Owner.

                  Section 5.1.18 Investor Representations. In connection with Owner's receipt of the Units, and the Redemption Shares, Owner represents and warrants the following:

                           (a) Acquired Entirely for Own Account. Owner is
                  acquiring the Units, and the Redemption Shares for which the Units may be redeemed, for investment for an indefinite period for the Owner's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof ,and the Owner has no present intention of selling, granting participation in, or otherwise distributing the same. Owner further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the Units, or the Redemption Shares, other than the potential eventual liquidation and distribution of proceeds of the sale to its partners.

                           (b) Disclosure of Information. Owner represents that
                  it has had an opportunity to ask questions of and receive answers from Sunstone and SHII regarding Sunstone and SHII, their business and prospects and the terms and conditions of the issuance of the Units. Owner believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Units and the Redemption Shares.

                           (c) Securities Laws. Owner understands the Units and
                  the Redemption Shares will be subject to the Federal Securities laws and applicable regulations, and that such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Owner represents it is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                           (d) Transfers. The Owner will not sell, transfer,
                  pledge or otherwise dispose of or encumber any of the Units or the Redemption Shares received by it unless and until (i) such Units or the Redemption Shares are subsequently registered under the Act and each applicable state securities law; or
                  (b)(i) an exemption from such registration is available thereunder, and (ii) it has notified Sunstone and SHII of the proposed transfer and has furnished Sunstone and SHII with an opinion of counsel or other evidence, reasonably satisfactory to Sunstone and SHII, that such transfer will not require registration of such Units or the Redemption Shares under the Act. The Owner understands that, except as provided in Section
                  8.6 of the Partnership Agreement, neither Sunstone nor SHII is obligated, and neither intends, to register any such Units or the Redemption Shares either under the Act or any state securities laws.

                           (e) Investment Experience. The Owner and its only
                  shareholders, Messrs. Alter and Biederman, are investors in hospitality assets and each acknowledges that each is able to fend for itself or himself, can bear the economic risk of its or his investment and has such knowledge and experience in financial or business matters that it or he is capable of evaluating the merits and risks of the investment in the Units and the Redemption Shares.

                           (f) Legends. It is understood that the Units and the
                  Redemption Shares may bear one or all of the following legends:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended, or any state securities law. No transfer of the Shares represented by this certificate shall be valid or effective unless (A) such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or (B) the holder of the securities proposed to be transferred shall have delivered to the Company either a no-action letter from the Securities and Exchange Commission or an opinion of counsel (who may be an employee of the holder) experienced in securities matters to the effect that such proposed transfer is exempt from the registration requirements of the Act, which opinion shall be reasonably satisfactory to the Company."

         Section 5.1.19 Representations and Warranties of Owner. All of the representations and warranties of Owner are true and correct in all material respects and do not contain untrue statements of a material fact or omit any material fact necessary to insure that such documents, items and information are not misleading, and shall survive the Closing hereof for a period of one (1) year after Closing.


              ARTICLE 6. SUNSTONE'S REPRESENTATIONS AND WARRANTIES


         Section 6.1 Representations with Regard to Units. With respect to the Units to be issued to Owner at Closing, Sunstone makes the following representations to Owner:

                           (a) Valid Issuance. The Units, when issued in
                  accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances created by Sunstone.

                           (b) Governmental Consents. No consents, approval,
                  order or authorization of or registration, qualification, designation, declaration or filing with, any federal, regional, state, or local governmental authority on the part of Sunstone is required in connection with the issuance of the Units, except for filings, if any, required pursuant to the applicable state securities laws, which filings will be made within the required statutory period.

         Section 6.2 Representation with Regard to Redemption Shares of Stock in SHII. With respect to the Redemption Shares of SHII into which the Units may be converted or redeemed by Owner after August 16, 1996, Sunstone makes the following representations to Owner:

                           (a) Valid Issuance. The Redemption Shares have been
                  duly and validly reserved for issuance and, upon issuance in accordance with the terms of Section 8.5(a) of the Partnership Agreement, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances created by Sunstone.

                           (b) Governmental Consents. No consents, approval,
                  order or authorization of or registration, qualification, designation, declaration or filing with, any federal, regional, state, or local governmental authority on the part of Sunstone is required in connection with the issuance of the Redemption Shares, except for filings, if any, required pursuant to the applicable state securitites laws, which filings will be made within the required statutory period.

         Section 6.3 Warranties and Representations. In addition to the representations, warranties, and agreements set forth elsewhere in this Agreement, Sunstone represents and warrants and agrees that the following facts and conditions exist on the date of execution hereof by Sunstone and shall exist as of the Closing Date, as set forth in this Article 6. Each of the following warranties and representations shall be limited in scope to the subject matter of the warranty or representation as it relates to all or part of the Property or the existing or contemplated operations of the Property:

                  Section 6.3.1 Organization. Sunstone is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware and has power and authority to own its properties and to transact the business in which it is engaged and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and this Agreement constitutes a valid and binding obligation of Sunstone.

                  Section 6.3.2 Authority. Sunstone has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than Sunstone are required in connection with this Agreement. The execution of this Agreement and consummation of the transactions contemplated hereby will not result in or constitute any default or event that, with notice or lapse of time or both, would be a default, breach or violation of the organizational instruments or laws governing Sunstone or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Sunstone is a party or by which Sunstone is a party or by which Sunstone is bound.

         Section 6.4 No Representations On Tax Matters. Sunstone makes no representations or assurances to Owner with respect to the income tax treatment and consequences to Owner of this transaction. Owner is relying upon its own advisors with respect to such income tax treatment.

         Section 6.5 Property Condition "As Is". Sunstone represents and warrants to Owner that it will have, as of Closing, fully inspected the Property and hired such professionals as it deems appropriate to advise it in such inspection, and that it is acquiring the Property in its "as is" condition with all faults, but this representation and warranty shall not eliminate, render void, or restrict the representations and warranties made by Owner in Article 5.


           ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SUNSTONE

         Without limiting any other agreements or undertakings of the Owner or any conditions to the obligations of Sunstone under this Agreement, the obligations of Sunstone under this Agreement are expressly conditioned upon the fulfillment by and as of the time of Closing of each of the conditions listed below (except that, Sunstone, at its election, evidenced by written notice to Owner at or prior to the Closing, may waive all or any of the conditions):

                  Section 7.1 Performance of Owner. Owner shall have timely performed and complied with all obligations required of Owner by this Agreement to be performed or complied with at or prior to Closing.

                  Section 7.2 Delivery of Documents. Owner shall have delivered executed counterparts or copies, as appropriate, of all documents required by this Agreement to be delivered at Closing, including without limitation, all documents transferring the Property, free and clear of all liens, encumbrances, or other claims or Title Defects, excepting, however, Permitted Exceptions (including the Existing Bank Encumbrances and the Franchise Agreement), the Fourth Amendment to Partnership Agreement, and all Closing certificates or documents as required in this Agreement. Included as a document required to be delivered to Sunstone are the consent and waiver of due-on-sale clause by the beneficiaries of the Existing Bank Encumbrances for this transaction.

                  Section 7.3 Representations and Warranties. All the representations and warranties of Owner contained in or given in connection with this Agreement shall be true and correct in all material respects on the Closing Date.

                  Section 7.4 Title. Owner shall be the owner of the Property. The Owner's title to the Property shall be marketable and insurable, except for Permitted Exceptions.

                  Section 7.5 Management Agreement. The Management Agreement, and any and all related and ancillary agreements to such Management Agreement and affecting the Property, shall have been completely, lawfully and validly terminated at Closing, at the sole cost and expense of Owner, without recourse to Sunstone or the Property. Sunstone or its lessee intends to enter into a new management agreement with Manager at or after Closing, on such terms as Sunstone or such lessee and such Manager may agree.

                  Section 7.7 Franchise. The existing Franchise Agreement shall be assumed by Sunstone at and as of Closing, and Sunstone shall indemnify and hold Owner, Alter and Biederman harmless from any liability thereunder arising as a result of this transaction or after Closing. Owner will apply to the Franchisor to obtain the consent of such Franchisor to the assignment of the Franchise Agreement to Sunstone, or for the issuance of a new franchise agreement to Sunstone to be effective as of Closing. All cost and expense of obtaining such consent or the issuance of a new franchise agreement by the Franchisor to Sunstone shall be borne exclusively by Sunstone.



           ARTICLE 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OWNER


         Without limiting any other agreements or undertakings of Sunstone or any conditions to the obligation of Owner under this Agreement, the obligations of Owner under this Agreement are expressly conditioned upon the fulfillment of each of the conditions listed below by and as of the time of the Closing (except that, Owner, at its election, evidenced by written notice to Sunstone at or prior to the Closing, may waive all or any of the conditions):

                  Section 8.1 Delivery of Documents. Sunstone shall have delivered at Closing all executed counterparts or copies of the documents required by this Agreement to be delivered by Sunstone, including (without limitation) the Fourth Amendment to Partnership Agreement.

                  Section 8.2 Sunstone's Authorization. Sunstone is a limited partnership formed and in good standing under the laws of Delaware, shall be duly qualified to transact business in California, and shall have the power to enter into and perform its obligations under this Agreement, all of which shall be duly authorized by action of its general partner.

                  Section 8.3 No Defaults. Neither the execution of this Agreement nor the performance of Sunstone's obligations under this Agreement will constitute a material default under any material contract or agreement by which Sunstone is bound.

                  Section 8.4 Acquisition Value. Sunstone is ready, willing, and able to issue the Units to Owner.

                  Section 8.5 Representations and Warranties. All the representations and warranties of Sunstone contained in or given in connection with this Agreement shall be true and correct in all material respects on the Closing Date.

                  Section 8.7 Approval of Board of Directors. The approval before Closing of this Agreement and the transactions contemplated hereunder by the Board of Directors of Sunstone.


             ARTICLE 9. ASSIGNMENT OF CERTAIN CONTRACTS AND PERMITS


         Section 9.1 Contract Review and Assignment. Sunstone shall assume all assumable Contracts. However, if, within the Inspection Contingency Period, Sunstone determines that there are Contracts which Sunstone desires not to assume, then Sunstone will promptly notify Owner as to which of the Contracts Sunstone desires not to assume. Owner will in good faith and with due diligence seek to terminate such Contracts. In the event that there are Contracts which may not lawfully be terminated by Owner acting unilaterally, or which the other contracting party will not agree may be terminated, which Contracts contain provisions which are unacceptable to Sunstone and which Sunstone desires to be terminated ("Unacceptable Contracts"), Sunstone shall so notify Owner and Owner shall have 10 days following such notice to amend the specified Unacceptable Contracts so that they are acceptable to Sunstone in writing, and if so accepted in writing, such amended Unacceptable Contracts shall thereafter be deemed to be Assumed Contracts.

         If Owner is unable to terminate or so amend any Unacceptable Contract, Owner shall notify Sunstone of such fact at least 3 business days prior to the Closing Date, identifying the Unacceptable Contracts and the name and address of each other party thereto, and Sunstone may, at its option, to be exercised by written notice to Owner on the Closing Date:

                  (i) place in escrow with the Escrow Agent at Closing such sums as are or will be reasonably necessary in the opinion of Sunstone to remedy and amend such Unacceptable Contracts to the reasonable satisfaction of Sunstone, up to but not exceeding $25,000.00, reduce the Acquisition Value by the amount so placed in escrow, and proceed with the acquisition of the Property. Owner or Sunstone may, but shall not be obligated to, within one year after Closing take such action as is necessary to cause all such Unacceptable Contracts to be lawfully amended to the reasonable satisfaction of Sunstone, provided, however, that Owner and Sunstone shall cooperate with each other in either's attempt to achieve such amendment of any Unacceptable Contract, and if so amended, Sunstone shall direct Escrow Agent to pay such escrowed sums to Owner, but if not so cured within one year after Closing, then such escrowed sums shall be paid back to Sunstone and Owner shall have no option or obligation thereafter to amend such Unacceptable Contracts; or

                  (ii) terminate this Agreement by notice in writing to Owner;
         or

                  (iii) waive Sunstone's desire to terminate such Unacceptable Contracts, agree that the same shall be Assumed Contracts hereunder, and proceed to close this transaction.

         Any Contracts entered into between the date of delivery of such first set of Contracts and the Closing Date shall be similarly submitted to Sunstone for approval in accordance with the foregoing procedure. Sunstone shall be prohibited from assuming the Management Agreement.

         Section 9.2 Permit Review and Assignment. Owner shall cooperate with Sunstone in the orderly assignment to Sunstone of all assignable Permits and Licenses (other than the Management Agreement) identified in the listing of Permits, and shall cooperate with Sunstone in the application and approval process for all Permits and Licenses which are not assignable and which must be replaced from the Governmental Authorities to Sunstone; provided, however, that all costs associated with either the assignment of the Permits and Licenses or the replacement with new Permits and Licenses shall be borne only by Sunstone.

         Section 9.3 Assumption of Contracts. At Closing, Sunstone shall assume all prospective obligations under the Assumed Contracts, and shall indemnify and hold Owner, Alter and Biederman harmless from all liabilities thereunder accruing after the Closing Date. With respect to the Assumed Contracts, Owner shall deliver to Sunstone an assignment of the same together, if necessary under the terms of the Contract, with the written consent of each other party thereto, all in form and substance satisfactory to Sunstone. Owner warrants and agrees with Sunstone that Sunstone shall have all rights accruing after the Closing under any Assumed Contracts, including rents and any other payments accruing under any lease entered into in connection with space in the Property. All payments received from third parties with respect to any Assumed Contracts following Closing shall belong to Sunstone. Owner shall indemnify and hold Sunstone harmless from all claims, expenses, liabilities, damages, loss, demands, actions or judgments, including attorneys' fees and expenses, arising out of all matters or events accruing or arising on or prior to the Closing under any Contracts, whether or not assumed.

         Section 9.4 Assumption of Permits and Licenses. At Closing, Owner shall assign all Permits and Licenses which are legally assignable to Sunstone, and Sunstone shall assume all prospective obligations under said assigned Permits and Licenses and shall indemnify and hold Owner, Alter and Biederman harmless from all liabilities thereunder accruing after the Closing Date. To the extent that a consent to the assignment of any Permits and Licenses is required by the issuing authority, Sunstone shall be responsible in its sole discretion to obtain any consent in writing acceptable to Sunstone by not later than the Closing. Owner shall indemnify and hold Sunstone harmless from all claims, liabilities, damages, loss, demands, actions or judgments arising out of any matters or events accruing or arising on or prior to the Closing Date under any Permits and Licenses.

         Section 9.5 Unassumed Contracts and Management Agreement. The Management Agreement and any and all related and ancillary agreements thereto affecting the Property, and all Unacceptable Contracts which are capable of being terminated by Owner prior to Closing, shall be completely, lawfully and validly terminated at and as of Closing, by and at the sole cost and expense of Owner, without recourse to Sunstone or the Property. Owner shall proceed in good faith and with due diligence after expiration of the Inspection Contingency Period to obtain and effectuate such releases and termination.

         Section 9.6 PIP Under Franchise Agreement. Franchisor may issue a new Product Improvement Plan or Quality Assurance Report ("PIP") for the Property prior to Closing and in connection with the application by Owner for consent by the Franchisor to the assignment of the Franchise to Sunstone. Sunstone shall pay the fee for any PIP inspection. Sunstone shall be solely responsible for all cost and expense after Closing to complete and fully comply with such PIP items, which shall not be a reduction in the Acquisition Value.

         Section 9.7 Audit. Owner represents to Sunstone that the net income of the Property is presented in conformity with the Uniform System of Accounts for Hotels, and also in accordance with generally accepted accounting principals, consistently applied to the pertinent periods. Sunstone and its accountants shall have the right to inspect and perform at Sunstone's cost an audit of the Books and Records for the portion of 1994 after acquisition of the Property by Owner, and for the most recent partial fiscal year ending as of the end of Inspection Contingency Period and supplemented up to immediately prior to the Closing Date.


                         ARTICLE 10. EMPLOYMENT MATTERS

         Section 10.1 Transition of Employment. Prior to the Closing Date, Owner shall meet and cooperate with agents and representatives of Sunstone to effect an orderly transition of ownership and possession of the Property. Such meetings shall be held in a manner so as not to interfere with the orderly operation of the Property. In connection with the foregoing, Owner has already provided to Sunstone before execution of this Agreement a complete list of Employees, their titles and salaries or wages. However, Owner shall not be obligated to disclose any employee records which would violate applicable Legal Requirements relating to confidentiality of such records. Owner shall permit Sunstone reasonable access in the Property for interviews with such Employees.

         Section 10.2 Employee Compensation. Compensation owed to employees of Owner or Manager up to Closing shall be paid or otherwise properly credited by Owner to the Employees at or prior to Closing and said payment shall be confirmed at Closing in a manner acceptable to Sunstone.

         Section 10.3 Claims by Employees. Owner shall indemnify and hold Sunstone harmless from any expense (including attorney's fees and costs), loss, claim, discrimination, injury, demand, action, judgment, grievance, or award in favor of or to the benefit of any Employee or Manager for matters or events arising or occurring prior to the Closing Date.

         Section 10.4 Provisions Survive Closing. The provisions of this Article 10 shall survive Closing, and shall continue until either all obligations hereunder are paid in full, or the final disposition of any action to enforce these obligations has been completed. Sunstone agrees immediately to tender defense of any claim arising under this Article to Owner. Owner shall, within 10 days of tender or if earlier, five days before the date any answer or action is required, either (i) accept the tender, (ii) select counsel acceptable to Sunstone for the defense and provide a defense or (iii) reject the tender.


                     ARTICLE 11. OPERATIONS PRIOR TO CLOSING


         Section 11.1 Continued Business. Owner shall, through the Manager or otherwise, continue to operate the Businesses through the Closing Date in the usual and customary manner in which such Businesses have been operated up to the execution of this Agreement, in order to assure preservation of business relationships and goodwill, and shall maintain the inventories of supplies used in the Property and the Businesses at levels required under the Franchise Agreement for normal operation of the Property and Businesses through the time of Closing.

         Section 11.2 Maintenance. Owner shall maintain the Property, or cause the Property to be maintained, in good and safe operating condition prior to the Closing, subject to normal wear and tear, and shall not remove, nor permit to be removed, any material Personal Property from the Improvements except as may be required for repair and maintenance and which will be returned or replaced prior to Closing.

         Section 11.3 Employees. Owner shall terminate all Employees and Manager effective as of the Cut-Off Time unless Sunstone Hotel Properties, Inc. or Sunstone Hotel Management, Inc., agrees by letter with Owner and Sunstone that it will employ and assume all employment obligations of Owner as of and from and after Closing.

         Section 11.4 Bookings. Owner and Manager shall accept and not divert all bookings and reservations for room rentals subsequent to Closing.

         Section 11.5 Publicity. Neither party will publicly advertise or announce the terms or fact of the sale of the Property, except by mutual consent, until after Closing, except for disclosures contained in Forms or Statements and any amendments thereto by Sunstone filed with the SEC or the corresponding California agency and except as required by Legal Requirements applicable to Sunstone or the Property.

         Section 11.6 Insurance. Owner shall maintain comprehensive casualty, workmen's compensation, and general public liability insurance on the Property through and including the Closing Date. All risk of loss of the Property shall remain with Owner until Closing hereon.


              ARTICLE 12. ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE


         Section 12.1 Reservations and Deposits. Any deposits received by Manager or Owner prior to Closing on confirmed reservations for dates after Closing will be credited to Sunstone at Closing. Any deposits received by Owner or Manager after Closing on confirmed reservations after Closing will be forwarded to Sunstone promptly upon receipt.

         Section 12.2 Closing Tray Ledger From Registered Guests. Sunstone shall receive, as part of the Property acquired, the Closing Tray Ledger.

         Section 12.3 Receivables. All Receivables originating or arising prior to the Closing Date from operating the Businesses in the ordinary course of business (excluding the Closing Tray Ledger) shall not be part of the Property acquired but shall be retained by Owner. Sunstone shall not interfere with or hinder the due collection of such Receivables by Owner, but otherwise Sunstone shall have no obligation to collect any Receivable for Owner. However, any amounts collected or received by Sunstone after Closing in payment of any particular Receivable accrued prior to the Closing Date shall be remitted by Sunstone to Owner every 15 days after the Closing Date until 60 days after the Closing Date and thereafter on a monthly basis. Sunstone will cooperate with Owner in regard to collection by Owner of the Receivables which are retained by Owner; provided, however, that if Sunstone receives a payment from a guest who occupied the Hotel after Closing but also owed a receivable to Owner, then Sunstone may apply such payment first to the account owing to Sunstone and then remit the balance, if any, to Owner with respect to the pre-Closing receivable.

         Section 12.4 Accounts Payable Prior to Closing. Owner shall pay or cause to be paid all liabilities and obligations of the Property incurred through the Date of Closing, including but not limited to all accounts payable, trade payables, rents, taxes, license and permit fees, Impositions, and Employee Compensation, and Owner shall indemnify, defend and save Sunstone harmless from any and all claims, damages, actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees), and other expenses connected with the foregoing. Notwithstanding the foregoing, it is understood that Owner or Manager may postpone payment of accounts payable which are the subject of a bona fide dispute, or in case final bills are not rendered until after the Closing.


                   ARTICLE 13. INVENTORY OF PERSONAL PROPERTY


         Section 13.1 Inventory Prior to Closing. Prior to Closing, Owner shall keep and maintain that normal inventory of supplies and Personal Property which is customary under the standards for operation of a Courtyard by Marriott Hotel. Such inventory shall include 2 1/2 par of linen for the Hotel, which means one complete set of linen in the rooms, and 1 1/2 sets of linen in storage or cleaning. Prior to Closing representatives of Owner and Sunstone shall conduct an inventory of supplies and Personal Property. Such inventory shall be listed in form and manner reasonably satisfactory to Sunstone, and shall be signed and initialed by the persons taking the inventory. Copies of such inventory shall be promptly given to Owner and Sunstone.

         Section 13.2 Food Inventory. As of Closing, Owner will have on hand at the Property, or will have on prepaid order for delivery in the ordinary course of business to the Property, food inventories equal to the level customarily maintained by Owner in the Hotel in March, 1996, which shall become the property of Sunstone at Closing as part of the Acquisition Value for the Property. In the event of any shortage in this required level of food and beverage inventories as of Closing, Sunstone shall receive a credit against the Acquisition Value equal to the cost to remedy such shortage.

                ARTICLE 14. CLOSING: ADJOURNMENT OF CLOSING DATE


         Section 14.1 Closing Date and Place. The Closing shall take place at no later than 2:00 p.m., local time, on April 1, 1996, or earlier if both Owner and Sunstone have mutually accomplished the actions specified in Article 15, but subject to any adjournment or delay provided for in this Article or elsewhere in this Agreement. The place of Closing shall be the offices of Escrow Agent or such other place as the parties may agree. At the Closing, upon compliance with the terms and conditions of this Agreement, Owner and Sunstone shall take the action specified in Section 15 and elsewhere in this Agreement. Sunstone may unilaterally delay the Closing to a date not later than April 15, 1996, by written notice to Owner if delays are encountered in the approval of the assignment of the Franchise Agreement by Franchisor, or by reason of any Land Use Restrictions or Legal Requirements, or by reason of delay in obtaining the Survey or a Phase I Audit or, if applicable, a Phase II Environmental Site Assessment, or by reason of any fire, flood, earthquake or other casualty to the Property.


                ARTICLE 15. ITEMS TO BE DELIVERED AT THE CLOSING


         Section 15.1 Delivered by Owner. At or prior to the Closing, Owner shall execute, acknowledge or verify where appropriate and deliver to Sunstone or, where noted below, to Escrow Agent, original executed counterparts each of the instruments and documents listed in this Section 15.1 which are to be executed or delivered by Owner. None of the documents shall be deemed delivered or any other action taken until all Closing deliveries and action provided for by this Agreement to occur at the Closing are complete:

         (a) An executed and acknowledged Grant Deed to the Land, Improvements, Appurtenances, and Appurtenant Easements from the Owner to Sunstone, in the form satisfactory to Sunstone as shown substantially on Exhibit "B," conveying fee simple absolute title of such property to Sunstone free and clear of all encumbrances, liens, and Title Defects except for the Permitted Exceptions, including the Existing Bank Encumbrances and the Franchise Agreement.
(To Title Company).

         (b) A Bill of Sale with warranty in the form of Exhibit "C" from the Owner to Sunstone, conveying, assigning and transferring title to the Personal Property and the Businesses free and clear of all encumbrances, liens, and Title Defects except for the Permitted Exceptions, including the Existing Bank Encumbrances.

         (c) If requested by Sunstone or the Title Company, a certificate from Owner's managing general partner certifying that all necessary actions have been taken by the Owner authorizing the execution of this Agreement, the transfer of the Property, and all other actions required or contemplated under this Agreement. (To Title Company and to Sunstone).

         (d) Original executed Assignment and Assumption of Contracts and Permits and Licenses, substantially in the form of Exhibit "D," duly executed by Owner and by Manager, together with written consents to the Assignment and estoppel certificates by other parties to the Assumed Contracts whose consent is necessary for the transfer and assumption thereof.

         (e) True and correct copies and, where available, originals of all Assumed Contracts (including all modifications and amendments) in the possession of Owner or Manager.

         (f) The Title Policy to be delivered by the Title Company at such time and in such manner as is provided in Section 3.4.

         (g) The written consents and waivers of the due-on-sale clauses by reason of this transaction, made and given for the benefit of Sunstone by the beneficiaries of the Existing Bank Encumbrances.

         (h) The consent or approval by the Franchisor to the assignment of the Franchise Agreement by Owner to Sunstone.

         (i) Updated UCC secured transactions search from each of the applicable Recording Offices, dated as recently as possible to the Closing Date, for the Personal Property and the Businesses and the Receivables, showing no encumbrances, liens or Title Defects thereto except for the Existing Bank Encumbrances and except for Security and Lien Items to be released and terminated at Closing, to be delivered by the Title Company.

         (j) A written confirmation as of such Closing of Owner's warranties and representations contained in this Agreement, in form reasonably satisfactory to Sunstone.

         (k) Possession of the Property, including, without limitation, the Personal Property conveyed hereunder, shall be delivered to Sunstone immediately after Closing.

         (l) Written confirmation, in form reasonably acceptable to Sunstone, of: the termination of any Contracts which are Unacceptable Contracts and which Owner has been able to terminate; termination of the employment status of all Employees and Manager or letter agreement between Sunstone Hotel Properties, Inc. or Sunstone Hotel Management, Inc., and Owner and Sunstone that it will employ and assume all employment obligations of Owner as of and from and after Closing; payment of all Employee Compensation as of the Closing Date; assignment of the existing Franchise Agreement and any and all related ancillary agreements; and that all Security and Lien Items affecting the Property (excluding the Existing Bank Encumbrances) have been paid in full and discharged of record.

         (m) Owner's Affidavit as to non-record matters affecting the Property, and such other customary affidavits or inchoate lien indemnifications or documents necessary for the issuance of the Title Policy. (To Title Company).

         (n) Written affidavit of Owner in form acceptable to Owner certifying that Owner is not a foreign person or entity subject to withholding of acquisition proceeds under Section 1445 of the Internal Revenue Code and Regulations issued thereunder, and any corresponding certificate applicable under state law, if any.

         (o) An incumbency certificate, in form reasonably satisfactory to the Sunstone, to the effect that the persons signing this Agreement and the Closing documents and other instruments and documents provided to be executed by Owner under this Agreement have the authority to sign on behalf of and legally bind Owner.

         (p) Any escrow and closing instructions to Escrow Agent to consummate the Closing and which are mutually agreeable among Owner, Escrow Agent, and Sunstone. (To Escrow Agent).

         (q) Originally executed Fourth Amendment to Partnership Agreement.

         (r) All other affidavits, documents and certificates elsewhere required by this Agreement to be executed by Owner.

         Section 15.2 Delivery by Sunstone. At the Closing, Sunstone shall execute, and acknowledge where appropriate, and deliver, or cause to be delivered or return to Owner, all instruments and documents required to be executed under this Agreement and the following items and documents:

         (a) the Units to be distributed in accordance with Section 2.3(b). (To Escrow Agent).

         (b) the amounts in cash or by Bank wire transfer or other immediately collectible funds which collectively are necessary on the Closing Date to pay and discharge the cost of such Review Items as are to be advanced by Sunstone as herein provided. (To Escrow Agent).

         (c) An executed counterpart of the Assignment and Assumption required to be executed by Owner.

         (d) Originally executed Fourth Amendment to Partnership Agreement by which Sunstone agrees to issue the Units to Owner, duly executed by SHII in its individual capacity and in its capacity as the General Partner of Sunstone.

         (e) All other affidavits, documents and certificates elsewhere required by this Agreement to be executed by Sunstone.


                     ARTICLE 16. ADJUSTMENTS AND PRORATIONS


         Section 16.1 Adjustments and Prorations. The following matters and items shall be apportioned between the parties at Closing or, where applicable, credited in total to a particular party, effective as of the Cut-Off Time:

                  (a) Advance Deposits. All deposits and down payments made to Manager or Owner by guests for periods of time after the Cut-Off Time will be debited to Owner and credited to Sunstone.

                  (b) Taxes. All ad valorem real and personal property taxes for the Property for the year of Closing but not yet due, based on the most recent assessed valuation of the Property and the most recent applicable mill levy, shall be adjusted with Owner to be debited with any part thereof which may be attributable to any period prior to Closing. All such property taxes, and all supplemental taxes assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation code of the State of California, which are due as of Closing shall be paid by Owner at Closing through Escrow Agent and, if any part of such taxes are attributable to a period after Closing, then the part so attributable shall be credited to Owner.

                  (c) Assumed Contracts or Transferable Permits and Licenses. Any obligation under any Assumed Contract or any transferable Permits and Licenses for payment of any sum by Owner or Manager which has not been paid at Closing and which is for any time period prior to Closing may, in the discretion of Sunstone, be paid by Sunstone at Closing through Escrow Agent, and such payment shall be debited to Owner. Alternatively, such obligation may be treated by Sunstone as an account payable responsibility of Owner and not adjusted at Closing.

                  (d) Transfer Fees and Sales Tax. The City of Riverside and County of Riverside transfer fee or tax upon this transaction and any local sales or use tax on the sale of the Personal Property shall be paid by Sunstone at Closing through Escrow Agent, and such payment shall be debited one-half thereof to Owner.

                  (e) Escrow Charges and Closing Costs. Sunstone and Owner shall each pay one-half of all escrow charges and filing/recording costs.

                  (f) License Fees and Service Contracts Prepaid by Owner. Fees prepaid by Owner for transferrable permits and licenses shall be apportioned and prorated with Owner to be credited with any part thereof which may be attributable to any period after Closing. Any amounts prepaid by Owner under any of the Assumed Contracts shall be apportioned and prorated with Owner to be credited with any part thereof which may be attributable to any period after Closing.

                  (g) Service Contracts Prepaid by Third Party. Any amounts prepaid by third parties (other than Owner) to Owner under any Assumed Contract shall be apportioned and prorated with Sunstone to be credited with any part thereof which may be attributable to any period after Closing.

                  (h) Title Policy. Sunstone shall pay the premium cost of the Title Policy to the Escrow Agent, but Sunstone shall be credited for the amount of such premium except for the additional cost for endorsements selected by Sunstone, and Owner shall be debited for such premium cost except for the additional cost for endorsements for which Sunstone shall pay.

                  (i) Survey. Sunstone shall pay the cost of the Survey, but Sunstone shall be credited for the cost of the Survey, and Owner shall be debited for such cost of the Survey.

                  (j) Phase I Audit. Sunstone shall pay the cost of the Phase I Audit, but Sunstone shall be credited for one-half of such cost of such Phase I Audit, and Owner shall be debited for one-half of such cost of the Phase I Audit.

                  (k) Utility Deposits. Deposits with telephone and telex companies, and with utility suppliers of water, sewage removal, electrical, gas, and cable and satellite TV services, shall be assigned by Owner to Sunstone and shall be credited to Owner, unless in any instance a deposit is nontransferable. Each such transferable deposit shall remain on deposit for the benefit of Sunstone. Where possible, cutoff readings will be secured for all utilities on the Closing Date.

         All net amounts of credits and debits to Owner shall be an adjustment to the Acquisition Value pursuant to Section 2.2.

         Section 16.2 No Adjustments or Prorations. The following matters and items shall be not be apportioned between the parties hereto:

                  (a) Insurance. Owner's insurance shall be canceled on the Closing Date and Owner shall retain all prepaid premiums.

         Section 16.3 Closing Statement. The Escrow Agent shall prepare the Closing Statements effective as of April 1, 1996, except with respect to final determination of the Acquisition Value, and each party shall cause its designated representatives to assist the Escrow Agent in doing so. Finalization of such Closing Statements shall occur on April 30, 1996. In the event the parties are unable to reach agreement with respect to the content of the Closing Statements, then Closing shall nevertheless occur but the parties shall escrow with Escrow Agent the amount of funds in dispute, and the parties shall submit their dispute to Coopers & Lybrand, an independent certified public accounting firm, for determination. The determination of such fees shall be final and conclusive on both parties hereto. No dispute regarding the amount of any adjustment item shall serve to postpone or abate the closing.


                               ARTICLE 17. BROKERS


         Section 17.1 Brokers; Indemnities. The Owner shall pay all and any real estate brokerage commission to any broker or finder in connection with this transaction. Sunstone hereby represents to Owner that it has not dealt with any broker, finder or like agent, who will claim a commission or fee from Owner in connection with the transactions contemplated in this Agreement, the negotiation or execution of this Agreement or the Closing of the transaction contemplated in this Agreement. Sunstone hereby indemnifies and agrees to hold Owner free and harmless from and against any claim, expense, cost, damage, or fee (including attorney's fees and costs incurred by Sunstone in defense of same) with respect to any breach of such representation and arising from Sunstone's conduct. Owner hereby indemnifies and agrees to hold Sunstone free and harmless from and against any claim, expense, cost, damage, or fee (including attorney's fees and costs incurred by Sunstone in defense of same) with respect to any claim by any broker, finder or like agent, or any person or entity claiming through Owner in connection with the transactions contemplated in this Agreement. The indemnifications of Owner and Sunstone in this Section 17 shall survive Closing.


                            ARTICLE 18. RISK OF LOSS


         Section 18.1 Notice of Casualty or Condemnation. Owner agrees to give Sunstone prompt notice of (i) any fire, flood, earthquake or other casualty affecting all or any part of the Property occurring between the date of this Agreement and the Closing Date, and (ii) any expression of intention or interest of a Governmental Authority to take by condemnation all or any material part of the Property. In the event of any such casualty or expression, Sunstone may extend the Closing Date to a date not later than July 15, 1996, by written notice to Owner.

         Section 18.2 Termination Upon Damage or Threat of Condemnation. If prior to the Closing there shall occur (i) damage to the Property caused by fire or other casualty the costs of which damage are estimated by Sunstone to exceed $250,000 to restore the Property to its condition prior to such occurrence, or
(ii) an expression of intention or interest of a Governmental Authority to take by condemnation or by sale in lieu thereof of all or any material part of the Property, then Sunstone may in its sole discretion terminate this Agreement by written notice given to Owner within 10 days after Owner has given Sunstone the notice referred to in Section 18.1.

         Section 18.3 Further Upon Damage or Threat of Condemnation. If, in the event of fire or other casualty, Sunstone does not elect to terminate this Agreement, Owner shall, after securing satisfactory assurances that insurance proceeds will be available for restoration or repair for all of the estimated cost of such restoration or repair other than not more than $250,000.00, proceed at its cost to restore the Property as expeditiously as possible and as nearly as possible to the Property's condition just prior to the casualty, and the Closing shall be extended until Owner substantially completes the restoration or repair or provides assurances acceptable to Sunstone, whose approval shall not be unreasonably withheld, that such restoration or repair will be timely completed, lien free. If, however, the cost of restoration as estimated by Sunstone exceeds the available insurance proceeds by $250,000.00, Owner shall be under no obligation to repair, and may elect to terminate this Agreement (such election to be made by delivery of written notice to Sunstone within 10 days after the determination of the insurance shortfall is made). Should Sunstone not elect under Section 18.2 to terminate in the event of a threat of taking by condemnation, then Owner shall transfer and assign to Sunstone all that portion of the condemnation proceeds or award, if any, which have not been utilized to repair or restore the affected portion of the Property.


           ARTICLE 19. INDEMNITIES; CERTAIN LIMITATIONS AFTER CLOSING


         Section 19.1 Continuation of Representations and Warranties. The representations, warranties, indemnities, and covenants of Sunstone and Owner in this Agreement shall survive Closing.

         Section 19.2 Continuation of Other Obligations. The provisions of this Agreement which impose obligations on Sunstone and Owner shall continue after Closing, until either all obligations hereunder are met in full, or the final disposition of any action to enforce those obligations, whichever occurs first.

         Section 19.3 Indemnities by Owner. Owner shall indemnify, defend and hold Sunstone harmless from any liabilities, costs, damages, claims, suits, judgments or expenses, including, without limitation, reasonable attorney's fees and costs of trial and discovery incurred by Sunstone, (i) arising out of or connected with the construction, renovation, repair, use or occupancy of the Property, or the operation of the Businesses therein, prior to the Closing, or
(ii) arising out of a breach of any representation or warranty of Owner, or any obligation of Owner imposed by this Agreement, before or after Closing, or (iii) for supplemental taxes imposed by the State of California after Closing but arising out of or connected with events or occurrences prior to Closing and attributable to periods prior to Closing. Immediately upon receipt of a notice of claim or service of a lawsuit making claim against Sunstone, Sunstone shall tender said claim to Owner. Owner shall accept or reject that tender within 10 days of receipt or, if sooner, five days before any action or answer is required. In the event any such tender is not accepted, Owner agrees to pay Sunstone on demand, for any and all loss, expense, court costs, attorney's fees and costs and damages Sunstone may sustain by reason of Owner's breach of this indemnity.

         Section 19.4 Indemnity by Sunstone. Sunstone shall indemnify, defend and hold Owner harmless from any liabilities, costs, damages, claims, suits, judgments or expenses, including, without limitation, reasonable attorney's fees and costs of trial and discovery incurred by Owner, arising out of or connected with the conduct of business or the operation of a hotel and related Businesses on the Property after the Date of Closing or arising out of the breach of any representation or warranty of Sunstone, or any obligation of Sunstone imposed by this Agreement before or after Closing. Immediately upon receipt of a notice of claim or service of a lawsuit making claim against Owner, Owner shall tender said claim to Sunstone. Sunstone shall accept or reject any such tender within 10 days of receipt or, if sooner, five days before any action or answer is required. In the event any such tender is not accepted, Sunstone hereby agrees to pay Owner, on demand, for any and all loss, expense, court costs, attorney's fees and costs and damages Owner may sustain by reason of Sunstone's breach of this indemnity.

         Section 19.5 Restrictions on Transfer of Redemption Shares. The Units may not be converted or redeemed for Redemption Shares until after August 16, 1996.


                         ARTICLE 20. REMEDIES ON DEFAULT


         Section 20.1 Breach by Owner. In the event Owner shall fail to fully or timely perform any of its obligations hereunder, or any material representation or warranty of Owner shall be false or misleading, Sunstone may (i) seek specific performance of this Agreement; provided, however, that any cause of action for specific performance must be commenced within one year of the Closing Date or discovery of the breach, and (ii) seek recovery of damages for breach of this Agreement, and (iii) terminate this Agreement by written notice to Owner of such termination. In the event of termination by Sunstone, all Earnest Money shall be immediately refunded to Sunstone by Escrow Agent, with interest as herein provided, but Sunstone shall be entitled to recover actual damages, if any. Costs of cancellation of escrow and title insurance will be paid by Owner. The parties mutually agree that the damages which Sunstone will sustain in the event of breach of or default in this Agreement by Owner prior to or at Closing will include the actual cost incurred by Sunstone for environmental and engineering inspections of the Property, inspection fees of Franchisor, costs of Sunstone in performing its due diligence, and not more than $15,000 of Sunstone's attorney's fees up to the Closing Date, which amounts in the aggregate shall not exceed $50,000.00.

         Section 20.2 Breach by Sunstone. IN THE EVENT SUNSTONE BREACHES ANY OF SUNSTONE'S OBLIGATIONS UNDER THIS AGREEMENT, THEN OWNER SHALL GIVE WRITTEN NOTICE OF SUCH BREACH TO SUNSTONE. IF SUNSTONE DOES NOT CURE SUCH BREACH WITHIN 96 HOURS OF RECEIPT OF SUCH NOTICE (UNLESS SUCH BREACH CANNOT REASONABLY BE CURED WITHIN 96 HOURS AND, WITHIN SUCH PERIOD, SUNSTONE COMMENCES CURE IN GOOD FAITH AND WITH DUE DILIGENCE), THEN OWNER MAY DECLARE SUNSTONE IN DEFAULT OF THIS AGREEMENT BY NOTICE TO SUNSTONE. OWNER'S SOLE REMEDY IN THE EVENT THAT AT OR PRIOR TO CLOSING SUNSTONE BREACHES ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WHICH BREACH IS NOT EXCUSED OR PERMITTED UNDER THIS AGREEMENT, BEYOND THE CURE PERIOD AND OWNER DECLARES A DEFAULT IN THIS AGREEMENT, SHALL BE FOR OWNER TO DECLARE THIS AGREEMENT AND SECTION 8 OF THE OPTION AGREEMENT TERMINATED BY WRITTEN NOTICE TO SUNSTONE.


                     ARTICLE 21. ASSIGNMENTS AND SUCCESSORS


         This Agreement shall be binding upon all successors, assigns, executors, administrators, other representatives, heirs or beneficiaries of Sunstone and Owner; provided, however, that neither party may assign this Agreement to any other person or entity without the express written consent of the other party.


                               ARTICLE 22. NOTICES


         Whenever any party hereto shall desire to give or serve upon the other any notice, demand, request or other communication, each such notice, demand, request or other communication shall be in writing and shall be given or served upon the other party by personal service, overnight delivery by a recognized express company with acknowledgment of receipt by addressee, telefax or FAX transmission, or by first class United States mail, postage prepaid, return receipt requested, addressed or transmitted as follows:

TO OWNER:                  Riverside Hotel Partners, Inc.
                           P.O. Box 4240
                           San Clemente, CA 92674-4240
                           115 Calle de Industrias, Suite 201
                           San Clemente, CA  92672
                           ATTN: Mr. Robert Alter
                           FAX: 1-714-361-4157

WITH A COPY TO:
                           Thomas R. Sharp, Esq.
                           Sharp and Barney, LLC
                           401 Lincoln Ave., P.O. Box 774608
                           Steamboat Springs, CO  80477
                           FAX: 1-303-879-8162

TO SUNSTONE:               Sunstone Hotel Investors, L.P.
                           P.O. Box 4240
                           San Clemente, CA 92674-4240
                           115 Calle de Industrias, Suite 201
                           San Clemente, CA  92672
                           ATTN: Mr. David Kinkade
                           FAX: 1-714-361-4157

WITH A COPY TO:
                           Terry Crowley, Esq.
                           Brobeck, Phleger & Harrison
                           4675 MacArthur Court, Suite 1000
                           Newport Beach, CA 92660-1836
                           FAX: 1-714-752-7522

         Any notice hand delivered or sent by telegram or telex or FAX in the foregoing manner shall be effective upon actual receipt. Any notice sent by overnight courier in the foregoing manner shall be effective the first business day following deposit with the overnight courier. Any notice mailed in the foregoing manner shall be effective two business days after its deposit in the United States Mail.


                      ARTICLE 23. MISCELLANEOUS PROVISIONS


         Section 23.1 Captions. The Section and Article titles or captions in this Agreement, the Table of Contents and the Schedule of Exhibits are for convenience only and shall not be deemed to be part of this Agreement.

         Section 23.2 Entire Agreement; No Third Party Beneficiary, etc. This Agreement, including all Exhibits, is supplemental to the Option Agreement and, together with the Option Agreement, contains the entire agreement between the parties with respect to the subject matter of this Agreement. The parties have made no prior representations and have given no warranties with respect to the subject matter of this Agreement except as specifically provided in this Agreement. The parties do not intend to confer any benefit on any person, firm or corporation other than the parties of this Agreement.

         Section 23.3 Amendments; Waivers; Extensions. This Agreement may not be altered or amended, and no right under this Agreement may be waived, except by a written instrument executed by the parties (or, in the case of a waiver, by a written instrument executed by the party granting the waiver) to this Agreement or except as otherwise provided in this Agreement. No waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any preceding or succeeding breach of that agreement or provision or of any other agreement or provision contained in this Agreement. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

         Section 23.4 Pronouns; Joint and Several Use of Certain Terms. All pronouns and any variations of pronouns shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

         Section 23.5 Fees and Expenses. Except as otherwise herein provided, each party shall pay its own expenses in connection with the transactions contemplated in this Agreement, including the fees and disbursements of its own counsel, accountants and other advisors in connection with the negotiation and preparation of this Agreement and the Closing.

         Section 23.6 Counterparts. This Agreement may be executed in counterparts, each of which (or any combination of which, when signed by all of the parties) shall be deemed an original, but all of which when taken together shall constitute one Agreement.

         Section 23.7 Exhibits/Exhibits Subsequently Added. All Exhibits referred to in and attached to this Agreement on execution are incorporated in and form a part of this Agreement as if fully set forth herein. As to any Exhibits not attached to or made a part of this Agreement at the time of execution, the parties agree to proceed with reasonable promptness to complete and review such Exhibits, and upon approval of the form and substance of such Exhibits by Owner and Sunstone, which shall be evidenced in writing or by initialing of the approved forms of Exhibits by each party, the approved Exhibits shall become a part of this Agreement and shall have the same effect as if they had been attached at the time this Agreement is executed.

         Section 23.8 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California.

         Section 23.9 Time of Essence. Time is of the essence in this Agreement.

         Section 23.10 Not a Successor. Sunstone is not, and is not to be deemed, a successor of Owner. It is understood that Sunstone is acquiring this Property only pursuant to the terms of this Agreement and Section 8 of the Option Agreement, and it is expressly understood and agreed that Sunstone has not and does not hereby assume or agree to assume any liability whatsoever of Owner, except as expressly agreed to by Sunstone in this Agreement. Sunstone does not assume or agree to assume any obligation of Owner under any contract, agreement, indenture or other document or instrument to which Owner is a party, or which in any manner affects the Property or any part thereof, except such obligations of Owner expressly identified in this Agreement which are specifically assumed by Sunstone.

         Section 23.11 Survival at Closing. All agreements, covenants, warranties, representations and indemnities in this Agreement shall survive the Closing, and it shall not be a condition precedent to any indemnity set forth herein that the indemnified party shall have made any payment on account of any claim, loss, damage, obligation, liability, deficiency, penalty, costs or expense indemnified against herein.

         Section 23.12 Additional Acts. Except as otherwise provided herein, in addition to the acts and things recited herein and contemplated to be performed, executed and/or delivered by Owner or Sunstone, Owner and Sunstone hereby agree to perform, execute and/or deliver, or cause to be performed, executed and/or delivered at the Closing, any and all such further acts, things and assurances as Sunstone or Owner, as the case may be, may reasonably require to consummate the transactions contemplated hereunder.

         Section 23.13 No Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid or illegal in any respect, such invalidity or illegality shall be presumed to affect adversely all other provisions hereof, as one integrated agreement, and therefore any such holding shall conclusively be deemed to be a complete termination of this Agreement.

         Section 23.14 Attorney's Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or of any instrument or document given or delivered at Closing, or to protect its interest in any matter arising under this Agreement or any instrument or document given or delivered at Closing, or to recover damages for the breach of this Agreement or any instrument or document given or delivered at Closing or to seek specific performance of this Agreement, the nonprevailing party in any action pursued in courts or arbitration agrees to pay the prevailing party all reasonable costs, damages and expenses, including attorneys' fees and court costs and costs of discovery and paralegals and experts, expended or incurred in connection therewith.

         Section 23.15 Waiver. Either party hereto may specifically waive any breach of this Agreement by the other party, but no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, upon notice given in writing to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and not mutually exclusive.

         Section 23.16 No Waiver Because of Examination. No inspection or examination by Sunstone of the Title Commitment, the Survey, the Property, any environmental report, or any Review Item, or any other items reviewed prior to Closing, shall constitute a waiver or relinquishment on the part of Sunstone of its rights to rely on the covenants, representations and warranties made by Owner herein.

         Section 23.17 Confidentiality. If this Agreement shall not close for any reason, then neither Sunstone nor Owner shall disclose to any third party any confidential information disclosed to such party by the other, nor shall any party utilize such confidential information in a manner detrimental to the other party; provided that this provision shall not apply to disclosure or utilization necessary or appropriate in any litigation or arbitration between the parties or their successors, or to disclosure or utilization required by order of court.

         EXECUTED by the Owner and Sunstone on the dates below.

                             RIVERSIDE HOTEL PARTNERS, INC.,
                               a California corporation,



Date: 3/28/96                By: /s/ ROBERT A. ALTER
      -------                    ---------------------------------------
                                   Robert A. Alter, President

                             SUNSTONE HOTEL INVESTORS, L.P.,
                               a Delaware limited partnership, by

                             By SUNSTONE HOTEL INVESTORS, INC., a Maryland
                               corporation, as its sole general partner,



Date: 3/28/96                By: /s/ ROBERT A. ALTER
      -------                    ---------------------------------------
                                 Robert A. Alter, President

                                LIST OF EXHIBITS

EXHIBIT "A'                                 LEGAL DESCRIPTION OF LAND

EXHIBIT "B"                                 FORM OF WARRANTY DEED

EXHIBIT "C"                                 FORM OF BILL OF SALE

EXHIBIT "D"                                 FORM OF ASSIGNMENT AND ASSUMPTION
                                                     AGREEMENT

EXHIBIT "E"                                 DISCLOSED DEFECTS

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PROPERTY












           [DOCUMENT CONTAINS LEGAL DESCRIPTION OF SUBJECT PROPERTY]

                                   EXHIBIT "B"
                                  FORM OF DEED

                                   GRANT DEED

         THIS GRANT DEED is made this 28th day of March, 1996, between RIVERSIDE HOTEL PARTNERS, INC., a California corporation ("Grantor"), and SUNSTONE HOTEL INVESTORS, L.P., a limited partnership duly organized and existing under and by virtue of the laws of the State of Delaware ("Grantee"), whose legal address is P.O. Box 4240, San Clemente, CA 92674-4240.

         WITNESSETH, that the Grantor, for and in consideration of the sum of TEN AND N0/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey, and confirm, unto the Grantee, its successors and assigns forever, all of the real property, together with improvements, situate, lying and being in the City of Riverside, County of Riverside, State of California, described as follows:

also known as the Courtyard by Marriott Hotel at 1510 University Avenue, City of Riverside, California.

         TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances; TO HAVE AND TO HOLD the said premises above bargained and described with the appurtenances, unto the Grantee, its successors and assigns forever. The Grantor, for itself and its successors, covenants and agrees to and with Grantee, its successors and assigns, that the above bargained premises, in the quiet and peaceable possession of the Grantee, its successors and assigns, against all and every person or persons lawfully claiming or to claim the whole or any part thereof, to WARRANT AND FOREVER DEFEND, except for those Permitted Exceptions listed on Exhibit "A."

         IN WITNESS WHEREOF, the Grantor has executed this instrument on the date set forth below.

                             RIVERSIDE HOTEL PARTNERS, INC.,
                               a California corporation,


Date: 3/28/96                By: /s/ ROBERT A. ALTER
      -------                    ---------------------------------------------
                                   Robert A. Alter, President
State of California                        )
                                           )  SS.
County of Orange                           )

         The foregoing instrument was acknowledged before me this 28th day of March, 1996, by Robert A. Alter, as President of RIVERSIDE HOTEL PARTNERS, INC., a California corporation.

         WITNESS my hand and notarial seal.

                                            /s/ TONI HAWKER
                                            ------------------------------------
                                                Notary Public

My Commission Expires: 8/2/99

                                   EXHIBIT "C"

                              FORM OF BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS: For and in consideration of the sum of TEN DOLLARS ($10.00), lawful money of the United States of America, receipt of which is hereby acknowledged, RIVERSIDE HOTEL PARTNERS, INC., a California corporation, hereinafter designated as Owner, does hereby grant, bargain, sell and convey to SUNSTONE HOTEL INVESTORS, L.P., a limited partnership organized under the laws of the State of Delaware, hereinafter designated as Sunstone, all of the tangible and intangible "Personal Property" as defined in that certain Capital Contribution Agreement dated as of March 28, 1996, between Owner and Sunstone (the "Agreement") and situated on the Land or Improvements at, or used in connection with, the Courtyard by Marriott Hotel located at 1510 University Avenue, City of Riverside, California, including the following:

         All furniture, furnishings, fixtures, equipment, signs, fittings, machinery, boilers, heating and cooling systems, linens, chinaware, glassware, utensils, silver, silverware, uniforms, equipment and furniture in storage, tools, appliances, wires and installed telephones, televisions, pictures, rugs, kitchen equipment, supplies including hotel and restaurant operating supplies and cleaning supplies and materials whether in sealed or broken packages, fuel, on-site signs and sign supports, advertising brochures whether located on or off the Property, and all other fixtures and personal property of every kind and nature, other than the Excepted Items, which are located on, attached to, appurtenant to or used in the operation, maintenance, management or security of the Property or any portion of the Property, as defined in the Agreement, irrespective of whether any of said items are owned or leased by Owner, including Personal Property (other than Excepted Items) acquired by the Owner between the date of the Agreement and the execution of this Bill of Sale. Included in the Personal Property conveyed hereby are all of the items scheduled and set forth on the Inventory attached hereto as Exhibit "A" and by this reference made a part hereof. The Personal Property conveyed hereby includes the tangible personal property physically on site on the Land or within the Improvements but under leases to Owner at the time of the Agreement.

         TO HAVE AND TO HOLD The above-described Personal Property unto the said Sunstone, its successors and assigns, forever, free and clear of all liens and encumbrances and adverse claims except for the Existing Bank Encumbrances. The Owner covenants and agrees to and with the Sunstone, its successors and assigns, that the above bargained Personal Property, in the quiet and peaceable possession of the Grantee, its successors and assigns, against all and every person or persons lawfully claiming or to claim the whole or any part thereof, to WARRANT AND FOREVER DEFEND, except for the Permitted Exceptions including the Existing Bank Encumbrances. All capitalized terms herein shall have the same meaning as contained in the Agreement.

         IN WITNESS WHEREOF, Owner has executed this instrument this 28th day of March, 1996.

                             RIVERSIDE HOTEL PARTNERS, INC.,
                               a California corporation,


Date: 3/28/96                By: /s/ ROBERT A. ALTER
      -------                    ----------------------------------------------
                                 Robert A. Alter, President

State of California                      )
                                         )  SS.
County of Orange                         )

         The foregoing instrument was acknowledged before me this 28th day of March, 1996, by Robert A. Alter, as President of RIVERSIDE HOTEL PARTNERS, INC., a California corporation.

         WITNESS my hand and notarial seal.

                                           /s/ TONI HAWKER
                                           ------------------------------------
                                               Notary Public

My Commission Expires: 8/2/99

                                   EXHIBIT "D"

                          Assignment and Assumption of
                                  Contracts and
                     Assignment of Permits and Licenses and
                                 Other Property

         This Assignment and Assumption of Contracts and Assignment of Permits and Licenses and Other Property ("Assignment") is made and entered into this 28th day of March, 1996, by and between RIVERSIDE HOTEL PARTNERS, INC., a California corporation ("Assignor"), and SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership ("Assignee"), with reference to the following facts:

                                    RECITALS:

         A. Effective on March 28, 1996, Assignor and Assignee executed that certain Capital Contribution Agreement ("Agreement") covering the transfer, assignment, contribution and conveyance by Assignor to Assignee of certain hotel real property with improvements located thereon commonly known as the Courtyard by Marriott Hotel at 1510 University Avenue, City of Riverside, California, the legal description of which is contained in an exhibit to the Agreement (the "Property"). All capitalized words used in this instrument shall have the same meaning as contained in the Agreement.

         B. Assignor, Assignor's predecessor in interest, or Assignor's manager of the Property, entered into or was the beneficiary of certain agreements and contracts concerning the Property, which Assignee has heretofore expressly agreed to assume (the "Contracts") and also obtained or was the beneficiary of certain licenses and permits issued by Governmental Authorities with respect to the Property and which are, or may be, transferrable (the "Permits and Licenses"); a list of those Contracts which Assignee has agreed to assume is attached hereto as Schedule "A," a list of those Permits and Licenses which are or may be transferrable to Assignee is attached hereto as Schedule "B," and such exhibits are incorporated herein by this reference as though set forth in full at this place. Assignor wishes to assign all of its right, title, claims, and interest, if any, in and to the Contracts and the Permits and Licenses as of the date of this Assignment, to Assignee.

         C. A number of warranties and guarantees were obtained by Assignor or Assignor's predecessor in interest to the Property or Assignor's manager with respect to the construction, repair, maintenance, renovation, addition, or remodeling of the Property or the acquisition of certain personal property located at the Property, (the "Warranties" and "Guaranties"). Assignor wishes to assign all of its right, title, claims, and interest, if any, in and to those Warranties and Guarantees still in effect, if any, unto Assignee.

         D. Assignor owns or has control over certain architectural and/or engineering blueprints, specifications, and drawings for construction, renovation, and additions to the Improvements and the progress and inspection reports for such work; the project architect's certificate of completion of construction of the Improvements and repairs, renovations, and additions thereto; building permit approval records; construction contracts; construction guaranties; warranties by contractors or subcontractors or suppliers; building permits; as-built surveys and drawings and construction reports; reports with respect to investigations for existence of any Hazardous Materials in or at the Hotel; Phase I Environmental audits or site assessments of the Property; soil and underground water tests; documents related to any dispute with contractors or persons claiming under contractors or with architects or engineers with respect to payment for or performance of services or supply of materials for any construction, renovation, repair, or addition, or the quality thereof; technical service manuals, literature and reports pertaining to specific tangible elements of the Property; notifications from Governmental Authorities with respect to any construction, renovation, repair, or addition; permanent certificates of occupancy; and other items within the meaning of Construction Records under the Agreement (all of which are herein called "Construction Records"). Such Construction Records may be located at the Hotel or elsewhere, and may be in the possession of persons or entities who are or were agents or consultants of Assignor. Assignor desires to deliver to Assignee all of such Construction Records in its possession, whether located at the Hotel or elsewhere, and to assign and transfer all of its right, title and interest in and to Construction Records to Assignee.

         E. Certain telephone numbers are assigned to or are in the name of the Businesses or at the Improvements and certain existing telephone directory listings and advertising affect the Property ("Telephone Rights"). Certain postal boxes are assigned to or used by the Businesses ("Postal Rights"). Assignor may be entitled to claim or receive insurance payments or proceeds with respect to the Property or occurrences on the Property, including proceeds under policies carried by any lessee on the Land or Improvements ("Insurance Claims"). Assignor is entitled to receive a portion of certain payments or proceeds for the night preceding Closing with respect to the use, operation and enjoyment of the Property, being the Closing Tray Ledger as defined in the Agreement ("Closing Tray Ledger"). Deposits have been made to utility suppliers and others with respect to utility service or other benefits to the Property by Assignor or its predecessors ("Utility Deposits"). Assignor is or may be entitled to credits or deposits or prepayments in its favor with respect to the Contracts and Permits and Licenses ("Other Deposits"). Certain trade names, designations, trademarks, service marks, logos and identifying marks are or have been used in connection with the Property or the Businesses (the "Tradenames"), and Assignor wishes to assign the same to Assignee, but only to the extent assignable and transferrable by law or third-party agreement. Assignor wishes to assign all of its right, title, claims, and interest, if any, in and to those Telephone Rights, Postal Rights, Insurance Claims, Closing Tray Ledger, Utility Deposits, Other Deposits, and assignable Tradenames unto Assignee.

         Wherefore, by reason of the foregoing facts, which constitute a part of this Assignment, and in consideration of mutual promises contained herein and in the Agreement referred to above and for other valuable consideration, Assignor and Assignee hereby agree as follows:

         1. For value received, the Assignor hereby grants, transfers, conveys and assigns to the Assignee, and its successors and assigns, all of the Assignor's right, title and interest in the Contracts, Permits and Licenses, Warranties and Guaranties, Telephone Rights, Postal Rights, Insurance Claims, Closing Tray Ledger, Utility Deposits, Other Deposits, and assignable Tradenames, and warrants title to the same in Assignee free and clear of any lien, incumbrance, security interest, limitation, claim, or pledge, except for the Existing Bank Encumbrances. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from all claims, causes of action, and all proceedings and any costs, expenses and fees, including reasonable attorney's fees and costs of discovery and litigation in connection therewith, with respect to such Contracts and Permits and Licenses arising from or as a result of the Assignor's failure to comply or alleged failure to comply with any of the terms, covenants and conditions of the Contracts or Permits and Licenses on or before the date hereof.

         2. The Assignee hereby assumes and agrees from and after the date hereof to perform all of the Assignor's obligations under the Contracts and the Permits and Licenses. Assignee hereby agrees to indemnify, defend and hold Assignor and its two shareholders, Robert A. Alter and Charles L. Biederman, harmless from all claims, causes of action, and all proceedings and any costs, expenses and fees, including reasonable attorney's fees and costs of discovery and litigation in connection therewith, with respect to such Contracts and Permits and Licenses arising from or as a result of the Assignee's failure to comply or alleged failure to comply with any of the terms, covenants and conditions of the Contracts or Permits and Licenses after the date hereof.

         3. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the party who substantially prevails all of the attorney's fees and costs and expenses of such litigation, discovery, and experts therein as were incurred by such prevailing party.

         This Assignment may be executed in counterparts, each of which (or any combination of which, when signed by all of the parties) shall be deemed an original, but all of which when taken together shall constitute one Assignment.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the day and year first above written.

                             RIVERSIDE HOTEL PARTNERS, INC.,
                               a California corporation,

Date: 3/28/96                By: /s/ ROBERT A. ALTER
      -------                    ----------------------------------------------
                                 Robert A. Alter, President

                             SUNSTONE HOTEL INVESTORS, L.P.,
                               a Delaware limited partnership,

                             By SUNSTONE HOTEL INVESTORS, INC., a Maryland
                               corporation, as its sole general partner,


Date: 3/28/96                By: /s/ ROBERT A. ALTER
      -------                    ----------------------------------------------
                                 Robert A. Alter, President

State of California                         )
                                            )  SS.
County of Orange                            )

         The foregoing instrument was acknowledged before me this 28th day of March, 1996, by Robert A. Alter, as President of RIVERSIDE HOTEL PARTNERS, INC., a California corporation.

         WITNESS my hand and notarial seal.

                                            /s/ TONI HAWKER
                                            ---------------------------------
                                                Notary Public

My Commission Expires: 8/2/99

State of California                         )
                                            )  SS.
County of Orange                            )

         The foregoing instrument was acknowledged before me this 28th day of March, 1996, by , as President, of SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation, as sole general partner of SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership.

         WITNESS my hand and notarial seal.

                                            /s/ TONI HAWKER
                                            ---------------------------------
                                                Notary Public

My Commission Expires: 8/2/99

                                   EXHIBIT "E"

                                DISCLOSED DEFECTS



                                     NONE.